AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2005.

                                                     REGISTRATION NO. 333-122127
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                AMENDMENT NO. 2
                                      to

                                  FORM SB-2

                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                        AMERICAN CAPITAL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)



Florida                               6311                      65-0895564
---------------               -------------------          -----------------
(State or other                (Primary Standard           (I.R.S. Employer
 Jurisdiction of            Industrial Classification        Identification
 incorporation or                  Code Number)                      Number)
 organization)



                                                        Richard C. Turner
100 Village Square Crossing, Suite 202                   4200 Oak Street
    Palm Beach Gardens, FL 33410                  Palm Beach Gardens, FL 33418
          (561) 207-6395                                 (561) 207-6395
---------------------------------------      -----------------------------------
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area code,         and, telephone number, including
of registrant's principal                      area code, of agent for service)
executive offices)


                                  copy to:

                         Gerald W. Gritter, Esq.
                         Redgrave & Rosenthal LLP
                        120 E. Palmetto Park Road
                                 Suite 450
                           Boca Raton, FL  33432
                              (561) 347-1700




                                     1


Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]































                                     2

CALCULATION OF REGISTRATION FEE

  Title of                                             Proposed
 Each Class                           Proposed         Maximum
of Securities         Amount           Maximum         Aggregate    Amount of
    to be              to be       Offering Price      Offering    Registration
 Registered         Registered      Per Security       Price           Fee (1)
---------------  ---------------  -----------------  ------------- ------------
Common Stock
offered hereby       40,000,000         $ 5.00         200,000,000   $ 23,540.00

                                                                    ------------
   Total Registration Fees                                           $ 23,540.00




(1) The registration fee was previously paid via electronic transfer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION; dated April 28, 2005

                                  $200,000,000

                        AMERICAN CAPITAL HOLDINGS, INC.

                       40,000,000 Shares of Common Stock

-------------------------------------------------------------------------------

We are offering up to Forty Million (40,000,000) shares of our Common Stock at a purchase price of Five ($5.00) Dollars per share. This is our initial public offering. We expect to offer the shares and warrants from time to time as capital is required for our business operations.



                                     3


The shares will be marketed and sold through our officers and directors and through registered broker/ dealers, on a "best efforts" basis. This offering will expire two years from the date of this prospectus. This offering is not contingent upon any minimum number of shares being sold, and there is no minimum purchase amount. All proceeds from sales of the shares will be placed in our general treasury as sales are made. Currently, there is no public trading market for the shares, or of our common stock. Once we are operational, we intend to apply for listing of our Common Stock on the American Stock Exchange. See "Plan of Operation - Public Trading Market."

Investing in our Common Stock involves risks that are described in the "Risk Factors" section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------
                       Offering           Sales                 Proceeds to
                       Price              Commissions (1)       the Company (2)
-------------------------------------------------------------------------------
   Maximum Offering    $200,000,000       $ 10,000,000           $190,000,000
===============================================================================
(1) We are offering the shares primarily through our officers and directors, who will receive no commission in connection with their selling efforts. However, we may sell some of the common stock through one or more licensed broker/dealers, to whom we may pay commissions of up to 10%. The amount of sales commissions noted above is an estimate.

(2) Before deducting estimated offering expenses of $170,000.

The date of this Prospectus is _____________, 2005.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights key aspects of our business and our common stock offering that are described more fully elsewhere in this prospectus. This summary does not contain all of the information which you should consider before making an investment decision. You should read this entire prospectus carefully, including "Risk Factors" and the consolidated financial statements and the notes to the consolidated financial statements included elsewhere in this prospectus. In this prospectus, "we," "us," "our," "ours" and "the Company" refer to American Capital Holdings, Inc. and, where applicable, our existing and intended insurance subsidiaries, Universe Life Insurance Company ("Universe Life"), IS Direct Agency, Inc. ("IS Direct") and Cosmopolitan Life Insurance Company ("Cosmopolitan Life").
                                     4
The Company

American Capital Holdings, Inc. is a holding company which owns five proprietary financial products, and 100% of an insurance company called IS Direct Agency, Inc. The Company has entered into contracts to purchase two (2) insurance companies, Cosmopolitan Life and Universe Life, which are planned to be subsidiaries of the Company. The funds to purchase Cosmopolitan Life are currently held in escrow, pending Form A (change of ownership control) regulatory approval by the Arkansas Department of Insurance. Upon receipt of the expected approval by the Arkansas Department of Insurance, the Company plans to license Cosmopolitan Life in forty-eight (48) additional states. The other pending acquisition, Universe Life Insurance Company, requires regulatory approval as well. The Company plans to commence the regulatory approval process for Universe in August, 2005. The proprietary products are known as Guaranteed Principle Insured Convertible Securities ("GPICS(TM)"), Energy Tax Incentive Preferred Securities ("ETIPS(TM)"), Equipment Tax Incentive Convertible Securities ("ETICS(TM)"), Guaranteed Pension Accounting Contract Solutions ("GPACS(TM)"), and Government Pension Accounting Contract Solutions ("GPACS(TM)"). GPACS(TM) are insurance related products designed to provide balance sheet funding options for currently unfunded government and private sector pension plan liability. The GPICS(TM), ETIPS(TM) and ETICS(TM) products are investment structures designed to facilitate the use of energy and depreciation tax incentives while insuring the capital investment through guarantees of principal. When and if these products are utilized, compliance with federal and state securities and/or insurance laws will be required. Our Chairman, Barnard A. Richmond, has applied for a patent for one of these products, known as Government Pension Accounting Contract Solutions (GPACS(TM)). If and when the patent is granted, Mr. Richmond will assign the patent to the Company.

To date, we have been participating exclusively in activities associated with the start-up of the Company, including structuring the Company, acquiring assets, negotiating the acquisition of the insurance subsidiaries needed to sell our products, obtaining the required state licenses for our intended insurance subsidiaries, and formulating our marketing strategies. We have not yet commenced operations, and therefore have had no significant revenues since inception. Upon completion of our pending acquisitions of Universe Life and Cosmopolitan Life, the Company plans to use the proceeds of this offering to expand operations in additional states. Until that time, we will use the services of third-party insurance carriers in connection with any sales of our products. We have not yet realized revenues from sale of our products, and have incurred a net loss of $4,638,264 since inception, of which $3,023,199 is related to asset write-downs. We expect our acquisitions of Cosmopolitan Life to be completed by May 31, 2005 and our acquisition of Universe Life to be completed by August, 2005. The proceeds of this offering are designated for additional expansion capitalization of those subsidiaries. We intend to begin sales of our products as soon as possible, but do not expect significant net revenues until after our acquisition of Cosmopolitan Life is complete. We expect to begin generating revenues from operations by the end of our fourth quarter, upon closing of our acquisition of Cosmopolitan Life.

Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon earnings, capital requirements and the operating and financial condition of the Company. At the present time, our anticipated financial capital requirements are such that we

                                     5
intend to continue to follow a policy of retaining earnings in order to finance the development of our business.

The GPACS(TM) and some of our other products use insurance as a part of their structure. The insurance contracts will be written through several licensed insurance carriers, including our insurance subsidiaries. Our insurance subsidiaries will also sell traditional insurance products, such as life, health, and dental policies, and annuities.

IS Direct is a wholly-owned subsidiary of the Company, and is a licensed insurance agency through which we will sell our products. IS Direct is currently licensed in forty-three (43) states. Chris Dillon, president of IS Direct, is authorized to do business as an individual agent in forty-nine (49) states (all but Alaska) and in the District of Columbia. IS Direct expects to obtain the necessary licenses for it to operate in all fifty (50) states. In addition to placing the insurance components of our financial products, IS Direct will also sell term life products, annuities and other traditional insurance products. We expect most of the insurance products sold by IS Direct will be eventually underwritten by Cosmopolitan Life and other licensed insurance carriers.

The Company has a contract to purchase Universe Life, which is planned as another wholly-owned subsidiary of the Company, pending regulatory approval of the change in control by the Insurance Commissioner of the State of Idaho. The contract stipulates a purchase price of $100,000 in exchange for 100% ownership. Universe Life will be acquired through receivership with no existing operations, but the process for reinstatement is in progress. Universe Life is a life, health, and annuities insurance carrier, which is currently licensed to operate in twenty-three (23) states. Universe Life will be initiating the application process to become licensed in all remaining states, and expects to obtain the necessary licenses to operate in all fifty (50) states in the near future. We expect Universe Life to be domiciled in the State of South Carolina, with its principal offices in Charleston. After acquisition, we may merge Universe Life and Cosmopolitan Life in order to jointly utilize each company's capital surplus resources and/or licenses.

On October 30, 2004, we entered into an agreement to purchase one-hundred (100%) percent of the voting shares of Cosmopolitan Life. We expect to close our acquisition of Cosmopolitan Life by May 31, 2005, upon regulatory approval by the Arkansas Department of Insurance. Cosmopolitan Life is a stipulated premium insurer chartered in 1931 in the State of Arkansas. A "stipulated premium insurer" is one issuing policies or certificates promising money or other benefits to a policyholder upon his or her disability or, upon his or her decease, to his or her legal representatives or beneficiaries designated by him or her, which money or benefit is derived from stipulated premiums collected in advance from those policyholders and from interest and other accumulations. Since 1998, Cosmopolitan Life has offered both direct and re-insurance coverage related to health and dental care plans, with a specialty in providing stop-loss coverage for self-funded employer plans. After acquisition, we may merge Cosmopolitan Life and Universe Life, which would allow Universe Life to operate on Cosmopolitan Life's asset base, and would give Cosmopolitan Life the ability to operate in twenty-three additional states.

We intend to use some of the insurance products of our subsidiaries as part of a plan to reduce currently unfunded government and private sector pension plan liabilities, addressing the needs of governmental and private sector businesses
                                     6

regarding unfunded pension liabilities and other post-employment benefit ("OPEB") liabilities. We also plan to sell annuities and other insurance products, through our subsidiaries, to both the public and private sectors. Our principal executive offices are located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, FL 33410, and our telephone number is
(561) 207-6395. The Company's website is www.americancapitalholdings.com as of January 20, 2005. The Company's fiscal year ends May 31.



The Offering

Issuer:                    American Capital Holdings, Inc.

Securities Offered:        40,000,000 shares of our common stock


Offering Price:            Five ($5.00) Dollars per share of common stock


Offering Period:           The offering will commence upon effective date of
                           this registration statement, and we expect the offering to continue from time to time until all 40,000,000 shares are sold, unless we terminate the offering sooner at our discretion.

Method of Purchase:        In order to purchase shares, please
                           complete and return to us the Subscription
                           Agreement attached to this Prospectus as Attachment A, along with payment for your shares.
                           We will then mail you a written confirmation that your subscription has been accepted and will promptly cause to be issued a certificate for your shares. If for any reason your subscription is not accepted, we will return to you the full purchase price.

Use of Proceeds:           Initially, we expect to use most of the proceeds to
                           provide additional capital and surplus to our
                           existing subsidiary, IS Direct, and to Cosmopolitan
                           Life, upon receipt of the pending State of Arkansas
                           Form A regulatory approval.  We will use
                           the proceeds to expand operations into an additional
                           forty-eight (48) states. A portion of the proceeds
                           will also be used to carry our operating expenses
                           until revenues from operation are sufficient to do
                           so.  Additional proceeds will be available for
                           additional acquisitions of businesses related and
                           complementary to that of our existing subsidiaries.
                           None of the proceeds will be used to acquire Universe
                           Life or Cosmopolitan Life. This offering is not
                           contingent upon any minimum number of shares being
                           sold.  All proceeds from sales of the shares will be
                           placed in our general operating account as sales are
                           made.
                                     7
Absence of Public Market:  There is currently no public trading market for our common stock, or for the warrants included in the offering. We intend to apply for listing of our Common Stock on the American Stock Exchange.
                           See"Plan of Operation - Public Trading Market."




Summary Consolidated Financial Statements
The following summary financial information has been derived from the financial statements that are included in this prospectus.

Statement of Operations Data:
                                                             (unaudited)
                                  Year ended               Nine-Months ended
                                  May 31,2004              February 28, 2005

Net Sales                                   0                           123
Total Operating Expenses              486,526                       928,521
Net Other Expenses                    160,746                        26,318
Net Other Comprehensive Loss          512,997                     2,510,202
Net Loss                            1,164,221                     3,474,046
Net Loss Per Common Share                 .18                           .22
Weighted Average Shares Outstanding 6,551,685                    15,723,903

Balance Sheet Data:
                                  May 31, 2004             February 28, 2005
                                                             (unaudited)

Total Current Assets                 3,239,008                      693,496
Total Assets                        14,455,329                   12,164,825
Total Liabilities                      931,485                    1,335,027
Total Stockholders' Equity          13,523,844                   10,829,798

RISK FACTORS

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. See "Forward-Looking Statements." Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our common stock. Before you invest in our common stock, you should carefully consider these risk factors, as well as the other information contained in this prospectus.

LACK OF OPERATING HISTORY. To date, we have been participating exclusively in activities associated with the start-up of the Company, including structuring the Company, acquiring assets, negotiating the acquisition of the insurance subsidiaries needed to sell our products, obtaining the required licenses for our intended insurance subsidiaries, and formulating our marketing strategies. We have not yet commenced operations, and thusly have had no significant revenues since inception. Until our pending acquisitions of Universe Life and Cosmopolitan Life are completed, and until they are capitalized sufficiently to obtain the insurance licenses needed to underwrite our products, we will use the services of third-party insurance carriers in connection with any sales of our products, which will reduce our net revenues. We have not yet realized revenues from sale of our products, and have incurred a net loss of $4,638,264 since inception, of which $3,023,199 are asset write-downs.

We expect our acquisition of Cosmopolitan Life to be completed by May 31, 2005, and some of the proceeds of this offering are designated for additional expansion capitalization of those subsidiaries. We intend to begin sales of our products within 60 days, regardless of the status of this offering, but do not expect significant net revenues until after our acquisitions Cosmopolitan Life is complete.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS. The success of our proposed plan of operation will depend primarily on our ability to sell the proprietary products we have created. There can be no assurance that we will be successful in these efforts.

WE WILL FACE INTENSE COMPETITION. We are and will continue to be only one participant in the business of selling life insurance backed financial products in response to the Governmental Accounting Standards Board ("GASB") Statement 45, which generally requires state and local governmental employers to account for and report the annual cost of Other Post Employment Benefits ("OPEB") and the outstanding obligations and commitments related to OPEB in essentially the same manner as currently required pension for obligations. Although we have applied for a patent on our product addressing Statement 45, we will face competition from companies who may offer a similar product that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength. We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, broader and more diversified product lines and more widespread agency relationships. Our products can be expected to face competition with products sold by other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures.

SOME OF OUR DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST. Because some of our directors are in the business of providing services to the insurance industry, they could encounter conflicts of interest from time to time between the interests of the Company and the interests of their clients. Douglas Sizemore provides consulting services to various insurance companies. Norman E. Taplin is an attorney specializing in insurance regulatory matters. Michael Camilleri owns an actuarial firm which provides services to various insurance entities. Resulting conflicts of interest will be resolved through exercise of such judgment as is consistent with the fiduciary duties of management to the Company.

NO PUBLIC MARKET CURRENTLY EXISTS. There is currently no public market for the Company's common stock. Although we intend to apply for listing of our Common Stock on the American Stock Exchange, there can be no assurance that we will be successful in doing so, that a market will in fact develop, or that a shareholder ever will be able to sell his shares without considerable delay. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the Company's stock.

WE WILL REQUIRE ADDITIONAL CAPITAL. We have not yet begun sales of our products, and will therefore require additional capital to sustain us until sales begin and we are able to receive revenues from those sales. We may also require additional capital in the future to sustain growth and achieve favorable ratings. The required capital may not be available when needed or may be available only on unfavorable terms. Our long-term strategic capital requirements will depend on many factors including the accumulated statutory earnings of our life subsidiary and the relationship between the statutory capital and surplus of our life subsidiary and (i) the rate of growth in sales of our products; and (ii) the levels of credit risk and/or interest rate risk in our invested assets. To support long-term capital requirements, we may need to increase or maintain the statutory capital and surplus of our life subsidiary through additional financings, which could include debt, equity, financial reinsurance and/or other surplus relief transactions. Such financings, if available at all, may be available only on terms that are not favorable to us. In the case of additional equity offerings, dilution to our shareholders could result, and/or such securities may have rights, preferences and privileges that are senior to those of our common stock. In the case of debt offerings or placements, the holders of the debt will have rights preferences and privileges that are senior to those of our common stock. If we cannot maintain adequate capital, we may be required to limit growth, and such action could adversely affect our business, financial condition and results of operations.

CHANGES IN STATE AND FEDERAL REGULATION MAY AFFECT OUR PROFITABILITY. We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life subsidiary write insurance. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the National Association of Insurance Commissioners, or NAIC, continually reexamine existing laws and regulations, and may impose changes in the future. Our life subsidiary are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life subsidiary also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. In addition, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. The regulatory framework at the state and federal level applicable to our insurance products is continuously evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition and results of operations.

OUR COMMON STOCK IS CURRENTLY CLASSIFIED AS "PENNY STOCK" AND IS NOT A SUITABLE INVESTMENT FOR ALL INVESTORS. Our common stock is a penny stock and is not a suitable investment for all investors. Generally, a penny stock is a security that (i) is priced under five dollars, (ii) is not traded on a national stock exchange or on NASDAQ (as opposed to the Over the Counter Bulletin Board or the "pink sheets"), and (iii) is issued by a company that has less than $5 million
in net tangible assets and has been in business less than three years.   Because
our common stock is not yet publicly traded, and we have less than $5,000,000 of net tangible assets, our common stock is currently classified as "penny stock." While we intend to apply for listing on the American Stock Exchange, there can be no assurance that we will be successful. If our common stock does not become listed on the American Stock Exchange, or on another exchange or the NASDAQ, or if our common stock does not trade at or above $5.00 per share, or if we do not maintain at least $5,000,000 of net tangible assets, our common stock will continue to be classified as a penny stock. Penny stocks are subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers that sell such securities to persons other than established customers or accredited investors. Consequently, the rule may affect the ability of purchasers of our common stock to buy or sell in any market that may develop. In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". These rules may further affect the ability of owners of our common stock to sell their shares in any market that may develop for them. Potential investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

* control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

* manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

* "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
* excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
* the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We advise you to consult with your investment, tax and other professional financial advisors prior to purchasing our stock. No independent rating agency has reviewed our financial condition to determine whether the stock is a suitable investment for any purchaser. The stock may not be a suitable investment for you based on your ability to withstand a loss of your investment or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any stock, you should consider your investment allocation with respect to the amount of your contemplated investment in our stock in relation to your other investment holdings and the diversity of those holdings.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE. We expect that the initial public offering price of our common stock will be substantially higher than the net tangible book value of each outstanding share of common stock. If you purchase common stock in this offering, you will suffer immediate and substantial dilution. The dilution will be $1.50 per share in the net tangible book value of the common stock from the initial public offering price. For a more detailed discussion of dilution, see "Dilution" on page 14.

CENTRALIZED CONTROL. After the offering, our executive officers, directors, and parties related to them, in the aggregate, may have the ability to control matters requiring shareholder approval. Our executive officers, directors and parties related to them own a large enough stake in us to have an influence on the matters presented to shareholders. As a result, these shareholders may have the ability to control matters requiring shareholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION IN ALLOCATING PROCEEDS FROM THIS OFFERING. The net proceeds to us from this offering are estimated to be approximately $190,000,000, before deducting estimated offering expenses of $170,000. The primary purpose of this offering is to increase the capital and surplus of our life subsidiary to support future growth of our business. Our management will retain broad discretion as to the allocation of the proceeds of this offering. The failure of management to apply these funds effectively could negatively impact our business and prospects. See "Use of Proceeds."

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements of a forward-looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," and other statements contained elsewhere in this prospectus.
These forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward-looking statements.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $190,000,000 before deducting estimated offering expenses of $170,000. We expect to initially use the majority of the proceeds to provide capital surplus to our subsidiaries, including our existing subsidiary, IS Direct, and the two life insurance subsidiaries we are in the process of acquiring, Universe Life and Cosmopolitan Life. A portion of the proceeds will also be used to carry our operating expenses until revenues from operation are sufficient to do so. Additional proceeds will be available for additional acquisitions of businesses related, and complimentary, to that of our existing subsidiaries. The capital surplus provided to our subsidiaries will be used by them to meet regulatory requirements pertaining to the amount of reserves required in order to underwrite various insurance products. The reserves will be invested in various institutional grade securities as allowed by applicable state and federal insurance regulations. Until we have completed our acquisitions of Universe Life and Cosmopolitan Life, the amounts designated for additional capitalization of those subsidiaries will be held in the accounts of the Company and may be invested in short term securities, such as United States Treasury securities, bank certificate of deposit, or bank overnight repurchase funds. None of the proceeds will be used to acquire Universe Life or Cosmopolitan Life, since the purchase price for those acquisitions is our common stock.

This offering is not contingent upon any minimum number of common stock shares or warrants being sold. As a result, all proceeds from sales of the common stock will be placed in our general operating account as sales are made.

We plan to sell the common stock and warrants offered hereby over a period of up to two years, as funds are needed for the purposes described above. There can be no assurance that all of the shares offered hereby will be sold. The table below shows our estimated application of the proceeds of this offering if a total of 10,000,000, 20,000,000 or 40,000,000 shares are actually sold.

Shares Sold                     10,000,000       20,000,000       40,000,000

Gross Proceeds                 $50,000,000     $100,000,000     $200,000,000

Use of Proceeds
  Brokers' Fees                 $2,500,000       $5,000,000      $10,000,000
  Offering Expenses                170,000          170,000          170,000
  Additional Capital-Universe    5,000,000        5,000,000        5,000,000
  Addt'l Capital-Cosmopolitan   20,000,000       20,000,000       20,000,000
  General & Administrative          30,000           30,000           30,000
  Growth & Acquisitions         22,300,000       69,800,000      164,800,000
Total Use of Proceeds          $50,000,000     $100,000,000     $200,000,000


CAPITALIZATION

The following table sets forth our capitalization, as of February 28, 2005, and as adjusted to reflect the sale of 10,000,000, 20,000,000 and 40,000,000 of the common shares and warrants hereby. The table below should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus.

                             ACTUAL AS OF       AS ADJUSTED, SHARES SOLD
                        FEBRUARY 28, 2005   10,000,000  20,000,000   40,000,000

Current Liabilities
    Accounts Payable     $      43,675     $   43,675   $   43,675   $   43,675
    Accrued Expenses            21,422         21,422       21,422       21,422
    Loan Payable
      Related Parties          234,953        234,953      234,953      234,953
    Current Portion of Notes
      and Loans Payable      1,034,977      1,034,977    1,034,977    1,034,977
                            ----------     ----------    ---------    ---------
Total Current Liabilities    1,335,027      1,335,027    1,335,027    1,335,027
                            ----------     ----------    ---------    ---------
Total Liabilities            1,335,027      1,335,027    1,335,027    1,335,027
                            ----------     ----------    ---------    ---------

Stockholders' Equity
    Common Stock $.0001 par
      value, 100 million
      shares authorized,
      15,723,903 shares issued
      and outstanding,
      2,080,000 unissued         1,780          2,780        3,780        5,780
    Paid-in-Capital         15,466,285     65,465,285  115,464,285  215,462,285
    Accumulated Deficit     (1,615,068)    (1,615,068)  (1,615,068)  (1,615,068)
    Accumulated
      Comprehensive Loss    (3,023,199)    (3,023,199)  (3,023,199)  (3,023,199)
                            -----------   ------------  ----------- ------------
Total Stockholders' Equity  10,829,798     60,829,798  110,829,798  210,829,798
                            -----------   ------------ ------------ ------------
TOTAL CAPITALIZATION     $  12,164,825  $  62,164,825 $112,164,825 $212,164,045
                            ===========   ============ ============ ============

                                     14
DILUTION

Purchasers of our common stock in this offering will suffer immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the offering price paid by the purchasers of our common stock to be sold in this offering exceeds the net tangible book value per share of our common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of our common stock deemed to be outstanding on the date the book value is determined.

Our net tangible book value as of February 28, 2005 was approximately
$2,591,789 or $.15 per share of common stock, including 2,080,000 shares subscribed and paid for as of that date, but not yet issued. After giving effect to the sale of all 40,000,000 shares in this offering, and after deducting estimated offering expenses, our net tangible book value as of February 28, 2005, would have been $194,421,789 or $3.33 per share. This represents an immediate increase in net tangible book value of $3.18 per share to the existing shareholders and an immediate dilution of $1.67 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution, assuming 10,000,000, 20,000,000 and 40,000,000 shares are sold in this offering:
                          10,000,000          20,000,000          40,000,000
                          shares sold         shares sold         shares sold

  Offering price per share   $   5.00         $   5.00            $   5.00
  Net tangible book value
    per share before
    this offering            $    .15         $    .15            $    .15
  Pro forma increase in
    net tangible book value
    per share attributable
    to new investors         $   1.65         $   2.43            $   3.18
  Pro forma net tangible
    book value per share
    after this offering      $   1.80         $   2.58            $   3.33
  Dilution per share
    to new investors         $   3.20         $   2.42            $   1.67


The following table summarizes, as of February 28, 2005, the differences between existing shareholders and the new investors with respect to the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid before deducting estimated underwriting discounts, commissions and other expenses payable by us.

                    Existing Shareholders              New Investors

Shares Purchased              17,803,903                   40,000,000

Total Consideration         $ 15,468,065                $ 200,000,000

Average Price Per Share        $     .87                $        5.00

PLAN OF OPERATION

Overview

American Capital Holdings, Inc., ("the Company") is a holding company which owns five (5) proprietary financial products, and either owns or is the process of acquiring three subsidiary insurance companies, Cosmopolitan Life Insurance Company, IS Direct Agency, Inc., and Universe Life Insurance Company. The proprietary products are known as Guaranteed Principle Insured Convertible Securities ("GPICS(TM)"), Energy Tax Incentive Preferred Securities ("ETIPS(TM)"), Equipment Tax Incentive Convertible Securities ("ETICS(TM)), Guaranteed Pension Accounting Contract Solutions ("GPACS(TM)) and Government Pension Accounting Contract Solutions ("GPACS(TM)"). The GPACS(TM) products are insurance related products designed to reduce currently unfunded government and private sector pension plan liability. The GPICS(TM), ETIPS(TM) and ETICS(TM) products are investment structures designed to facilitate the use of energy and depreciation tax incentives while insuring the capital investment through guarantees of principal. When and if these products are utilized, when applicable, they will require separate SEC registration statements and/or insurance product approvals in the states in which the products are utilized. Our Chairman, Barnard A. Richmond, has applied for a patent for one of these products, known as Government Pension Accounting Contract Solutions (GPACS(TM)). If and when the patent is granted, Mr. Richmond will assign the patent to the Company.

The GPACS(TM) and some of our other products use insurance as a part of their structures. The insurance contracts will be written through several licensed insurance carriers, including our insurance subsidiaries. Our insurance subsidiaries will also sell traditional insurance products, such as life, health, and dental policies, and annuities.

IS Direct is a wholly-owned subsidiary of the Company, and is a licensed insurance agency through which we will sell our products. IS Direct is currently licensed in forty-three (43) states. Chris Dillon, president of IS Direct, is authorized to do business as an individual agent in forty nine (49) states (all but Alaska) and in the District of Columbia. IS Direct expects to obtain the necessary licenses for it to operate in all fifty (50) states. In addition to placing the insurance components of our financial products, IS Direct will also sell term life products, annuities and other traditional insurance products. We expect most of the insurance products sold by IS Direct will be eventually underwritten by Universe Life, which the Company has a contract to purchase. However, we also plan to use IS Direct to sell additional products of other licensed insurance carriers.

We have an agreement to purchase Universe Life, which is planned as another wholly-owned subsidiary of the Company, pending regulatory approval of the change in control by the Insurance Commissioner of the State of Idaho. Universe Life is a life, health and annuities insurance carrier, which is currently licensed to operate in twenty-three (23) states. Universe Life will be initiating the application process to become licensed in all remaining states, and expects to obtain the necessary licenses to operate in all fifty (50) states in the near future. We expect Universe Life to be domiciled in the State of South Carolina,with its principal offices in Charleston. We may merge Universe and Cosmopolitan Life, after the acquisitions have closed, as means of jointly utilizing each company's capital surplus resources and/or licenses.

On October 30, 2004, we entered into an agreement to purchase one-hundred (100%) percent of the voting shares of Cosmopolitan Life. We expect to close our acquisition of Cosmopolitan Life in May 2005, upon regulatory approval by the Arkansas Department of Insurance. Cosmopolitan Life is a stipulated premium
insurer chartered in 1931 in the State of Arkansas.   Since 1998, Cosmopolitan
Life has offered both direct and re-insurance coverage related to health and dental care plans, with a specialty in providing stop-loss coverage for self-funded employer plans. The funds for the purchase of Cosmopolitan have been placed in escrow pending regulatory approval.

Our principal executive offices are located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, FL 33410, and our telephone number is (561) 207-6395. Our fiscal year ends May 31, 2005.


History

The Company was incorporated in the State of Florida on January 25, 1999 as US Amateur Sports Company, a wholly owned subsidiary of eCom eCom.com, Inc. ("eCom") which trades on the OTC/Bulletin Board under the symbol 'ECEC.' In March 2003, the Company changed its name to USA SportsNet, Inc., and in December 2003 changed its name to American Capital Holdings, Inc.

eCom incorporated in the State of Florida on June 14, 1994 as US Amateur Sports, Inc., but on December 17, 1998, eCom's directors voted to change the name from US Amateur Sports, Inc. to eCom eCom.com, Inc. in the belief that the proposed name more accurately reflected the nature of the core business--electronic commerce. At a Special Meeting of Shareholders held on January 25, 1999, the shareholders approved an amendment to Articles of Incorporation of US Amateur Sports Company in order to adopt the new name. At that time, a current report on Form 8-K was filed with the Securities and Exchange Commission, and the name change became effective on January 27, 1999.

Throughout these transactions and restructurings, and as the market's infatuation with dot-coms began to wane, eCom began to lose market capitalization. From the historical high share price of $21.50 in April 1999, shares saw a rapid decline to a low of $.01 in February 2003. eCom concluded that it did not have the financial resources necessary to develop all ten of its business units collectively, so in an effort to preserve and restore shareholder value, eCom decided to spin off the ten subsidiaries into independent companies. The rationale behind this move was that each independent company would be better suited to obtain their own funding, and to develop and execute their distinct business plans. eCom would then be able to develop and streamline its business plan as well. This belief was based in part on eCom's experience with potential business partners who sought involvement with only one operating segment of eCom's multi-faceted business.

On December 1, 2003, eCom's Board of Directors approved the spin-off, and USA SportsNet, Inc. emerged as an independent company, and subsequently changed its name to American Capital Holdings, Inc.("the Company"), in anticipation of making a certain acquisition. After the spin-off, the Company was presented with an opportunity to acquire certain assets of a company then known as American Capital Holdings, Inc., now known and referred to as ACHI. On January

12, 2004, the Company entered into an Asset Purchase Agreement with ACHI whereby the Company agreed to acquire certain assets, and assume certain liabilities, of ACHI in return for 95% of the total stock ownership of the Company. In order to accomplish this transaction, the Company effected a 20-to-1 reverse stock split, which reduced its outstanding shares to 2,497,756 shares, and agreed to issue ACHI 49,995,112 shares. ACHI agreed to accept the issuance of 13,561,804 at closing, and assigned the right to receive these shares to its principle, Barnard A. Richmond, who is now the President of the Company. The remaining 36,393,308 shares were reserved for issuance by the Company in connection with future acquisitions and financing.

The assets acquired from ACHI consist primarily of approximately $10.8 million of investment interests in ten developing companies (described below), approximately $5.3 million of restricted securities, approximately $233,000 of marketable securities, approximately $100,000 in cash, and proprietary investment programs known as Energy Tax Incentive Preferred Securities ("ETIPS") and Guaranteed Principal Insured Convertible Securities ("GPICS"). The liabilities assumed consisted of $1,005,000 of convertible notes given by ACHI to various investors. See our balance sheet included in the Financial Statements section of this prospectus. See our balance sheet included in the Financial Statements section of this prospectus.

Of the 36,393,308 shares reserved for future issuance, 2,162,099 shares have now been issued to the shareholders of Spaulding Ventures, LLC ("Spaulding") to complete the acquisition of the investment interests in the ten developing companies noted above. The Company also issued 216,209 warrants, at an exercise price of $6.00 per share, to the shareholders of Spaulding as part of the acquisition.

The ten developing companies in which the Company has acquired an investment interest are as follows:

     Smart Pill Holding Corporation      Brilliant Roadways, Inc.
     @visory, LLC                        eSmokes, Inc.
     Efficien, Inc.                      IS Direct Agency, Inc.
     Solid Imaging, Ltd.                 Century Aerospace Corporation
     Traffic Engine, Inc.                Metroflex, Inc.

The Company is divesting its interests in the developing companies, except for its interest in IS Direct. To date, the Company has sold its interests in SmartPill Holding Corporation and eSmokes, Inc. The company has acquired 100% of the assets of IS Direct in order to facilitate its current plan of operation.


Business Strategy

Our primary business is insurance and related financial products. In addition to traditional offerings such as life insurance, health insurance, and annuities, we will offer financial strategies which utilize insurance as a part of their structure.

American Capital Holdings, Inc. owns the patent and the trademarks for five proprietary products:


        GPICS(tm) -- Guaranteed Principle Insured Convertible Securities

        ETIPS(tm) -- Energy Tax Incentive Preferred Securities

        ETICS(tm) -- Equipment Tax Incentive Convertible Securities

        GPACS(tm) -- Guaranteed Pension Accounting Contract Solutions

        GPACS(tm) -- Government Pension Accounting Contract Solutions


Our GPACS(TM) products, which refers to both the Guaranteed Pension Accounting Contract Solutions product and the Government Pension Accounting Contract Solutions product, relate to a business method of adjusting the balance sheet of a business or governmental organization, and particularly to a system for organizing the unfunded obligations of the organization so that the liability for those obligations on the balance sheet is offset by an asset. We intend to use the insurance products of our subsidiaries to reduce currently unfunded government and private sector pension plan liability, addressing the needs of governmental and private sector businesses regarding unfunded pension liabilities and other post-employment benefit ("OPEB") liabilities. By purchasing whole and term life insurance products for a pool of employees, with the employer as the beneficiary, and utilizing the tax benefits of mandatory participation in a tax-qualified retirement plan, an employer can realize various financial benefits. The product provides a systematic investing capability to enhance the profitability of the organization via investment income, and improved treatment of tax obligations via qualified plans which exempt OPEB income from FICA tax. The restructuring of the balance sheet in such a manner can generate favorable financial implications such as improved borrowing scenarios, reduction in the cost of insurance coverage, and increases in the value of outstanding or newly-issued bonds. We intend to collect premiums and commissions on the insurance products sold as a part of the structured product, and also collect a consulting fee for the product itself. Until our pending acquisitions of Universe Life and Cosmopolitan Life are completed, and they are capitalized sufficiently to obtain the insurance licenses needed to underwrite our products, we will use the services of third-party insurance carriers in connection with any sales of our products.


American Capital Holdings, Inc. plans to utilize the existing sales and marketing divisions of both IS Direct Agency, Inc. and Cosmopolitan Life Insurance Company to target the municipalities and school boards in the states in which the subsidiaries are licensed to sell our financial products.

Our GPICS(TM), ETIPS(TM) and ETICS(TM) products are investment structures designed to maximize the benefit of energy and equipment tax incentives, in order to facilitate investment in energy-related and other business enterprises. An essential feature of these products is a guarantee of the principal invested, as a result of the structuring of the investment. When and if these products are utilized, compliance with federal and state securities and/or insurance laws will be required. If and when utilized, we expect the sale of these products to generate consulting revenue from the strategic planning provided by the Company.

Our plan of operation includes the underwriting of the insurance aspects of our products through our subsidiaries. Pending approvals of our above described proposed acquisitions of Universe Life and Cosmopolitan Life, we will use third party insurance carriers. However, upon receiving the approvals, which are expected in due course, we will retain as much premium and commission money as possible within our subsidiaries. We expect to be able to support operating expenses with operating revenues beginning in our fourth quarter, upon closing of our acquisition of Cosmopolitan Life.


IS Direct

American Capital Holdings, Inc. purchased IS Direct for 800,000 shares of the common stock of American Capital Holdings. The acquisition was completed May 20, 2004. Included in this acquisition are the assets listed below:

IS Direct Term Quick Website           IS Direct Agency Name
Insurance Licenses                     Software
Business Process Methods               Trademarks
Customers                              Prospective Customers
Vendor Relationships                   Insurance Carrier Relationships
Broker Relationships

IS Direct is an insurance agency which currently sells primarily term and whole life insurance products. However, upon the completion of our proposed acquisition of Universe Life, a life, health, and annuities carrier, the scope of products available for sale by IS Direct is expected to broaden. In addition to placing the insurance components of our financial products, IS Direct will also sell term life products, annuities, and other traditional insurance products. We expect most of the insurance products sold by IS Direct will eventually be underwritten by Universe Life.


Universe Life

Universe Life is a life insurance company which we expect to use to underwrite the insurance policies required by our GPACS products. We have an agreement to purchase Universe Life, which is planned as another wholly-owned subsidiary of the Company, pending regulatory approval of the change in control by the Insurance Commissioner of the State of Idaho. The agreement stipulates a purchase price of $100,000 in exchange for 100% ownership. There are no contingencies to closing other than regulatory approval. Universe Life will be acquired through receivership with no existing operations, but the process for reinstatement is in progress and should be completed within 120 days.

Universe Life is a life, health and annuities insurance carrier, which is currently licensed to operate in twenty-three (23) states. Universe Life will be initiating the application process to become licensed in all remaining



                                     20
states, and expects to obtain the necessary licenses to operate in all fifty
(50) states in the near future. We expect Universe Life to be domiciled in the State of South Carolina, with its principal offices in Charleston. We anticipate merging Universe and Cosmopolitan Life in the near future as means of jointly utilizing each company's capital surplus resources and/or licenses.

Our application for approval of our acquisition of Universe Life has been filed with the Insurance Commissioner of the State of Idaho. We expect to receive regulatory approval for our purchase of Universe Life by August, 2005.


Cosmopolitan Life

On October 30, 2004, we entered into an agreement to purchase 100% percent of the voting shares, and approximately 83% of the non-voting shares, of Cosmopolitan Life, representing approximately 96% of the total ownership of Cosmopolitan Life. The purchase price is $500,000, plus a loan to Cosmopolitan Life in the form of a surplus note in the amount of $250,000. The surplus note bears interest at 5% per annum, and is repayable only with the consent of the applicable insurance commissioners, which will not be granted until Cosmopolitan Life is deemed by them to have sufficient capital without the surplus note. We expect to close our acquisition of Cosmopolitan Life by May 31, 2005, upon regulatory approval by the Arkansas Department of Insurance. Upon closing, we intend to contribute additional capital to Cosmopolitan Life, from the amount raised pursuant to this offering, in order to provide capital for expansion and additional licensing.
Cosmopolitan Life is a stipulated premium insurer chartered in 1931 in the State of Arkansas. A "stipulated premium insurer" is one issuing policies or certificates promising money or other benefits to a policyholder upon his or her disability or, upon his or her decease, to his or her legal representatives or beneficiaries designated by him or her, which money or benefit is derived from stipulated premiums collected in advance from those policyholders and from interest and other accumulations. Since 1998, Cosmopolitan Life has offered both direct and re-insurance coverage related to health and dental care plans, with a specialty in providing stop-loss coverage for self-funded employer plans.

Until 1998, Cosmopolitan Life was engaged exclusively in providing burial/final expense insurance, and was operated as a small stipulated premium carrier in association with the funeral home business. In 1998, Cosmopolitan Life was acquired by Stephen E. Whitwell and Matt Lile, who implemented plans to grow the company. In 1998 a dental insurance product was file-approved and marketing commenced. Cosmopolitan Life also became involved in providing specific stop-loss coverage for self-funded employer plans for which there was a retro-session agreement. In 2001, Cosmopolitan Life introduced a new product, Employers Choice Health Plan, referred to as ECHP. Recently, most of Cosmopolitan Life's revenues have been realized from re-insurance assumed, while its dental product has been a small but profitable segment for the company. Cosmopolitan Life sees great opportunity for each product to expand and to have great growth potential with the added authority by way of either obtaining Certificate of Authority in additional jurisdictions or by affiliating with an issuing carrier with authority in other jurisdictions to enter into a quota share agreement.




                                     21

Government Regulation

Life insurance companies are subject to regulation and supervision by the states in which they transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

         * grant and revoke licenses to transact business
         * regulate and supervise trade practices and market conduct
         * establish guaranty associations
         * license agents
         * approve policy forms
         * approve premium rates for some lines of business
         * establish reserve requirements
         * prescribe the form and content of required financial statements and reports
         * determine the reasonableness and adequacy of statutory capital and surplus
         * perform financial, market conduct and other examinations
         * define acceptable accounting principles
         * regulate the type and amount of permitted investments
         * limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

Our existing and intended life subsidiaries are subject to periodic examinations by state regulatory authorities. The payment of dividends or the distributions, including surplus note payments, by our existing and intended life subsidiaries is subject to regulation by each subsidiary's state of domicile's insurance department. In addition, dividends and surplus note payments may be made only out of earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities.

Most states have also enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters. Most states have enacted legislation or adopted administrative regulations affecting the acquisition of control of insurance companies as well as transactions between insurance companies and persons controlling them. The nature and extent of such legislation and regulations currently in effect vary from state to state. However, most states require administrative approval of the direct or indirect acquisition of 10% or more of the outstanding voting securities of an insurance company incorporated in the state. The acquisition of 10% of such securities is generally deemed to be the acquisition of "control" for the purpose of the holding company statutes and requires not only the filing of detailed information concerning the acquiring parties and the plan of acquisition, but also administrative approval prior to the acquisition. In many states, the insurance authority may find that "control" in fact does not exist in circumstances in which a person owns or controls more than 10% of the voting securities.

Federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business.

State insurance regulators and the NAIC are continually reexamining existing laws and regulations and developing new legislation for the passage by state
                                     22
legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:
         * insurance company investments
         * risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures
         * the implementation of non-statutory guidelines and the circumstances under which dividends may be paid
         * product approvals
         * agent licensing
         * underwriting practices
         * insurance and annuity sales practices.

Public Trading Market.

Once we have completed our pending acquisitions, commenced sales of our products, and are able to meet the qualitative and quantitative requirements of the American Stock Exchange, we intend to apply for listing of our Common Stock on the American Stock Exchange ("AMEX"). The AMEX has various standards to be met in order for a stock to be listed on the exchange. These standards include requirements that a majority of the company's directors be independent, that the company have an audit committee of at least three independent directors, that the audit committee have a formal written charter, and that the company adopt a code of ethics applicable to directors, officers and employees. In order to meet these standards, we need to replace Richard Turner, who as our Chief Financial Officer is not an independent director, on our audit committee. Since one of the audit committee members must be financially sophisticated, we are exploring whether one of our other two audit committee members meet this standard, whether another of our current independent directors would meet this standard, or whether we need to search for an additional independent director to meet this standard. In addition, while we have drafted a code of ethics and presented it for review by our Board of Directors, it has not yet been adopted and will be considered at our next Board of Directors meeting.

In addition to the above standards, to be listed for trading on the AMEX a company's stock must meet one of various sets of criteria regarding volume and public distribution. The set of criteria we believe we can meet requires shareholders' equity of at least $4 million, a market capitalization of at least $50 Million, a publicly held (non-insider) market value of at lease $15 million, a public distribution of at least 1 million shares, and at least 400 shareholders. We do not currently meet the criteria for total market capitalization and publicly held market value. Whether we meet these criteria will be determined by the trading price of our common stock after this offering.


Properties

The Company does not own any real property. The Company leases its headquarters from a non-affiliated third party. The space consists of approximately 1,231 square feet of office and warehouse space located at 100 Village Square Crossings, Suite 202, Palm Beach Gardens, Florida. The lease is for a term of one year, at a rental of $3,478 per month, including sales tax.

                                     23
Legal Proceedings

We are not a party to any legal proceedings, except for an Involuntary Bankruptcy Petition filed by the Company, as one of three (3) petitioning creditors, against eCom that is currently pending in the Federal District Court in Broward County, Florida. We are a creditor of eCom and various former subsidiaries of eCom which were spun off from eCom. We have initiated the bankruptcy proceedings as means to reorganize eCom and their former subsidiaries. We expect the bankruptcy filing to allow us to reorganize and/or divest our interests in eCom and its former subsidiaries in order to allow them to pursue profitable strategies as a means of restoring lost shareholder value.


Employees

The Company currently has seven full time employees.


MANAGEMENT

The following individuals are our executive officers and the members of our board of directors. Each of our directors, other than Mr. Richmond and Mr. Turner, are independent. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected and qualified. Our by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The board of directors elects officers annually and their terms of office are at the discretion of the board.



Name                       Age                    Positions Held
----------------------    ----           ------------------------------
Barnard A. Richmond         53           Chairman/President/Secretary/
                                         Director

Richard C. Turner           45           Treasurer/Chief Financial
                                         Officer/Director

Matthew Salmon              47           Director

Barry M. Goldwater, Jr.     66           Director

Douglas Sizemore            74           Director

Norman E. Taplin            55           Director

Michael Camilleri           51           Director







                                     24
Barnard A. Richmond has been President and a Director of the Company since its acquisition of certain assets from ACHI in January 2004, and was President and a Director of ACHI prior to that time. From 1985 to the present, Mr. Richmond has been an independent advisor and investor in assisting companies, as well as individuals, regarding public offerings, mergers, reverse mergers and a variety of corporate financing issues. Mr. Richmond has also been an investor in numerous reorganizations and business turnarounds, including many substantial bankruptcy reorganizations. Mr. Richmond has been a member of the Board of Directors of The Richmond Company, Inc., Benny Richmond, Inc., 877 Management Corporation, King Technologies, Inc., King Radio Corporation, United States Financial Group, Inc., JSV Acquisition Corporation, Chase Capital, Inc, Berkshire International, Inc. and Dunhall Pharmaceuticals, Inc.

Richard C. Turner has been Treasurer and Chief Financial Officer of the Company since June 2001, and became a Director of the Company in February 2004. From September 1990, until he joined the Company in June 2001, Mr. Turner was employed as an accountant by Glenn G. Schanel, CPA, where he was responsible for corporate and individual tax returns, business write-up services, and business consulting services, including computer and database management. Prior to 1990, Mr. Turner was Vice President of Finance at First American Bank, Lake Worth, Florida, where he was responsible for the bank's financial reporting, budgeting and cost accounting.

Michael Camilleri has been a Director of the Company since November 2004, and holds a number of positions within the insurance industry. He is a principal of Preferred Insurance Capital Consultants, LLC. Preferred specializes in actuarial, litigation support and insurance management consulting services. Mr. Camilleri serves as a director and General Counsel of First Commercial Insurance Company, and as a director and officer of various insurance related affiliates of First Commercial. Mr. Camilleri is also President of Newport Star Reinsurance Company, Inc.; a director and Vice President of CEIB Marketing Group, LLC; President, Treasurer and Vice President of Spoleto Holdings, LLC; and Manager of Power One Real Estate Investments, LLC. Within the last five years, Mr. Camilleri has also served as Secretary of Accident Insurance Company, Inc., President and CEO of AmTrust Insurance Company, and Senior Vice President of Insurance Services Offices, Inc.. From 1996 to 1999, he was President of Insurance Data Resources, Inc. (IDR) and IDR Statistical Services, Inc. (IDRSS), national workers compensation rating organizations. Prior to joining IDR in

1996, Mr. Camilleri was a senior partner and head of the insurance regulatory and health practices for Adorno & Zeder, P.A. From 1978 to 1991 he was with the National Council on Compensation Insurance, Inc. (NCCI), where he served as Senior Vice President and General Counsel. At NCCI, Mr. Camilleri directed the Legal, National Affairs, Public Affairs and Residual Markets division. During his career with NCCI, he managed countrywide workers compensation assigned risk plans and reinsurance pools, established a prototype National Affairs Department, managed all internal and external affairs, provided oversight on multi state and federal issues including testimony before U.S. Congress, and served as Secretary to the Board of Directors. Mr. Camilleri is the author of texts and articles on workers compensation and health care and is a frequent speaker on workers compensation and health related issues at national conferences.

Barry M. Goldwater, Jr., has been a Director of the Company since November 2004. Mr. Goldwater is President of B2 Solutions, which represents client companies before Congress and various branches of the United States Government, as well as
                                     25
the California and Arizona state legislatures . Prior to joining B2 Solutions, Mr. Goldwater served as a General Partner for 13 equipment leasing partnerships. Mr. Goldwater's background includes 14 years as a United States Congressman, from 1969 to 1983, and 8 years as a Series 7 Registered Representative in the securities brokerage industry and a member of the New York Stock Exchange.
While in Congress, Mr. Goldwater served on committees that had jurisdiction over Energy, Aviation, Space, Defense and Public Works. Mr. Goldwater served on the Joint Committee on Energy, which responded to the oil crisis on 1974.

Matthew Salmon has been a Director of the Company since January 2004. Since August 2001, Mr. Salmon has been President of Upstream Consulting LLC, a Public Affairs consulting company. From 1995 through 2000, Mr. Salmon served in the United States House of Representatives, representing Arizona's First Congressional District.

Douglas Sizemore has been a Director of the Company since November 2004. Mr. Sizemore has been President of Accident Insurance Company, Inc., since 2003, and has also been a self-employed insurance consultant since 2000. From 1995 to 2000, Mr. Sizemore was Commissioner of Insurance for the State of Tennessee. Prior to his position as Commissioner of Insurance, Mr. Sizemore was President of Johnston City Insurance Agency, Inc., dating back to 1959.

Norman E. Taplin has been a Director of the Company since November 2004. Mr. Taplin is an attorney with Norman E. Taplin and Associates, concentrating his practice in the areas of regulatory insurance, administration law, corporate and commercial law representing companies, industries, business matters involving governmental regulation, the securing and maintaining of licenses, governmental approvals and other regulatory issues, real estate, estate planning and probate. He is also involved in matters regarding the establishment of new businesses, real estate developments, and other transactions which may or may not involve governmental regulation. Mr. Taplin has been active in insurance matters since 1975 and has represented a variety of insurance companies in the United States, District of Columbia and select foreign jurisdictions. He is also a member of NALC, and has been appointed to the Hurricane Advisory Board in Georgia.

Compensation of Directors

Matthew Salmon, one of our directors, has been granted warrants to purchase Five Hundred Thousand (500,000) shares of our Common Stock at an exercise price of $.01 per share, as compensation for his directorial services over the last fifteen (15) months. Each of our other four (4) independent directors have been granted warrants to purchase 250,000 shares each of our Common Stock at an exercise price of $.01 per share, as compensation for their directorial services. Additionally, the Company has agreed to pay each independent director $7,500 per quarter for their respective services.

Board Committees

We have an audit committee, whose members are Richard C. Turner, Michael Camilleri, and Douglas Sizemore. Our Board of Directors has determined that we have at least one financial expert, Richard C. Turner, serving on our audit committee. Since Mr. Turner is an officer of the Company, as well as a director, he is not considered independent. Our Board of Directors has not yet established any other committees, but is considering whether to form various committees, including Compensation, Disclosure and Acquisitions Committees.

                                     26
Indemnification of Directors and Officers

Our by-laws require us to indemnify directors and officers, to the fullest extent permitted by law, against liabilities which they may incur under the following circumstances:

     (a)     the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or earned for services rendered to the Company in all capacities during the years ended May 31, 2004, 2003 and 2002, by our chief executive officer. No other executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. We do not have employment contracts with any of our executive officers.
                                               Annual Compensation
                                                                  Other
                                                                  Annual
                                                                  Compen-
Name And Principal Position        Year    Salary ($)  Bonus ($)  sation ($)
------------------------------   ------    ---------   ---------  ---------
David Panaia, President(1)       2004             0           0          0
                                 2003             0           0          0
                                 2002             0           0          0

Barnard A. Richmond,             2004             0           0          0
President(2)                     2003             0           0          0
                                 2002             0           0          0

Richard C. Turner,               2004        $5,000           0          0
Treasurer(3)                     2003             0           0          0
                                 2002             0           0          0


                                     27
(1) David Panaia served as President until his resignation on January 12, 2004, and has since deceased.

(2) Barnard A. Richmond was appointed President on January 12, 2004 and receives no compensation from the Company.

(3) Richard C. Turner was appointed Treasurer on June 1, 2001.

Currently, Richard C. Turner, our Chief Executive Officer, is paid an annual salary of $50,000, plus a minimum annual bonus of $50,000. No other executive officer currently receives compensation from the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Barnard A. Richmond, our President and a director, as well as other of our officers and directors, have lent us money from time to time in order to fund our operations. The total amount we owed to our officers and directors as of February 28, 2005 was $194,799, of which $187,555 was owed to a Barnard A. Richmond affiliate, and $17,244 was owed to Richard Turner.

We are acquiring ownership of Universe Life from a company of which Michael Camilleri, one of our directors, is President. We believe the terms of this transaction are at least as favorable as could have been negotiated with independent parties.

PRINCIPAL SHAREHOLDERS

As of February 28, 2005, there were a total of 15,723,903 shares of the Company's stock outstanding, plus 2,080,000 shares of common stock subscribed for, but not yet issued, pursuant to the conversion of certain convertible notes previously issued by the Company. In addition, the Company has issued warrants to purchase an additional 1,931,209 shares of common stock, and has committed to issue another 4,500,000 warrants to purchase common stock, which will be registered in separate SEC registration statements. The table below shows the number of shares of common stock held by (a) each director and executive officer of the Company, (b) the directors and executive officers of the Company as a group, and (c) each person known by us to be the beneficial owner of more than 5% of the Company's outstanding stock. All percentages assume the shares currently subscribed for are issued and assumes all of the warrants are issued and exercised.
                                        Number of          % of Shares
Name and Address                        Shares Owned         Outstanding
-----------------------              -----------------     --------------
Barnard A. Richmond, Director & President    7,084,048            29.0%
601 Seafarer Circle
Jupiter, FL 33477

Richard C. Turner, Director &                  230,870              .9%
& Chief Financial Officer
4200 Oak Street
Palm Beach Gardens, FL 33418

Matthew Salmon, Director                       500,000 (1)         1.9%
2700 N. 3rd Street, Suite 2012
Phoenix, AZ  85004
                                     28

Barry M. Goldwater, Jr., Director              250,000 (1)         1.0%
3104 E. Camelback, Suite 274
Phoenix, AZ  85016

Douglas Sizemore, Director                     250,000 (1)         1.0%
707 Rambling Road
Johnson City, TN 37604

Norman E. Taplin, Director                     250,000 (1)         1.0%
1555 Palm Beach Lakes Blvd, Ste 1510
West Palm Beach, FL 33401

Michael Camilleri, Director                    250,000 (1)         1.0%
2101 NW Corporate Blvd. Suite 415
Boca Raton, FL 33431

David W. Pong                                2,000,000 (2)         8.2%
161 San Antonio Way
Sacramento, CA 95819
                                         -----------------      -------
All Directors & Executive Officers
     as a group (7 persons)                  8,814,918            36.1%

(1) Represent warrants to purchase common stock which the Company has committed to issue.

(2) All shares are held by the David W. Pong Revocable Trust. Includes 380,000 shares currently owned, 810,000 shares to be issued pursuant to the conversion of convertible notes held by the Trust, and warrants to purchase an additional 810,000 shares.


DESCRIPTION OF SECURITIES

Common Stock. Our authorized capital stock consists of 300,000,000 shares of Common Stock, $.0001 par value per share. As of February 28, 2005, 15,723,903 shares of our Common Stock were issued and outstanding, and an additional 2,080,000 shares had been subscribed to but were not yet issued. Of these shares, only the 2,497,756 shares retained by those who were shareholders prior to our acquisition of assets from ACHI are freely tradable. We currently have approximately 5,600 shareholders.

The holders of our Common Stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding.

At the present time, our anticipated financial capital requirements are such that we intend to continue to follow a policy of retaining earnings in order to finance the development of our business.
                                     29
Convertible Notes.   As of February 28, 2005, we had outstanding $494,950 of
convertible notes, representing amounts we have borrowed. The notes pay interest at 10% per annum, payable quarterly, and are currently due. We have been extending the notes from quarter to quarter by making regular quarterly payments of interest. The notes can be converted to shares of our common stock, at the option of the holder, at a conversion price equal to 80% of the average closing price of our common stock for the preceding five consecutive trading days, with a minimum conversion price of $1.00. The holder of a $500,000 convertible note has agreed to convert the note to common stock. By agreement, the shares of common stock at conversion will not be issued until the effective date of this offering.

Florida Law Restricting Change in Control. Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority or a corporation's disinterested shareholders.

The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of outstanding voting shares of that corporation (or their affiliates). Florida law and the Company's Articles of Incorporation and Bylaws also authorize the Company to indemnify its directors, officers, employees and agents. In addition, Florida law presently limits the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper person benefit, certain unlawful distributions or certain reckless, wanton or willful acts or misconduct.

Transfer Agent. The Company's Transfer Agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321.


PLAN OF DISTRIBUTION

The common stock will be offered by the Company through its officers and directors in states that they are permitted to do so without registration as a broker-dealer and in reliance upon Rule 3a4-1 under the 1934 Act. No selling commission or other remuneration will be paid directly or indirectly to any officer, director or employee of the Company in connection with the sale of the stock. All proceeds from sales of the stock will be placed in the general treasury of the Company as sales are made, and this offering is not contingent upon any minimum amount of common stock being sold. The following estimated expenses will be paid by the Company.

      Securities and Exchange Commission registration fee  $    23,540
      Accounting fees and expenses                              50,000
      Blue Sky fees and expenses                                10,000
      Legal fees and expenses                                   65,000
      Printing expenses                                         15,000
      Miscellaneous                                              6,460
                                                          -------------
          TOTAL                                            $   170,000

                                     30

Each purchaser of the common stock will be required to complete a Subscription Agreement. The Subscription Agreement indicates the amount of securities being purchased by the purchaser along with other required information about the purchaser. The Subscription Agreement must be properly completed and executed by the purchaser and returned to our executive offices with cash, check or money order made payable to American Capital Holdings, Inc. The investment is not effective until accepted by our executive office.

Prior to this offering, there has been no public market for our common stock. We intend to apply for listing of our Common Stock on the American Stock Exchange. In addition to prevailing market conditions, the factors we considered in determining the initial public offering price, the price at which the Debentures may be converted, and the warrant exercise price, are:

    * the valuation multiples of publicly-traded companies that we believe are comparable to us

    *     our financial information

    * the history of, and the prospects for, our company and the industry in which we compete

    * an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

    *     the present state of our development

    * the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.


WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the common stock offered by this prospectus. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement, including all exhibits, may be inspected without charge, or copies of these materials may be made upon the payment of prescribed fees, at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. In addition, this registration statement, and all exhibits, filed with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Securities and Exchange Commission's web site located at http//www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the Securities and
                                     31
Exchange Commission. We also intend to furnish our shareholders and note holders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

You may request a copy of these filings, at no cost, by writing to American Capital Holdings, Inc., 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida, 33410, Attention: Corporate Secretary. Telephone requests may be directed to the office of the Corporate Secretary of the Company at (561) 207-6395.


LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Redgrave & Rosenthal LLP, 120 E. Palmetto Park Road, Suite 450, Boca Raton, FL 33432.


EXPERTS

Our consolidated financial statements as of May 31, 2004 and 2003, and for the years then ended, appearing in this prospectus and registration statement have been audited by Wieseneck & Andres, P.A., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.


No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Capital Holdings, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


















                                     32
FINANCIAL STATEMENTS


American Capital Holdings, Inc.                      May 31, 2004



INDEX - PART F/S

                                                             PAGE NO.

ITEM 1             FINANCIAL STATEMENTS

        Independent Auditors' Report . . . . . . . . . . . . .  F-2

        Consolidated Balance Sheet
         May 31, 2004  . . . . . . . . . . . . . . . . . . . .  F-3

        Consolidated Statement of Operations
         For The Twelve Months Ended May 31, 2003 and 2004 . .  F-4

        Consolidated Statement of Changes in Shareholders' Equity
         From June 1, 2003 Through May 31, 2004  . . . . . . .  F-5

        Consolidated Statement of Cash Flows
         For The Twelve Months Ended May 31, 2003 and 2004 . .  F-6

        Notes to Consolidated Financial Statements . . . . . .  F-8


















                                      F-1










                       Wieseneck, Andres & Company, P.A.
                         Certified Public Accountants
                        772 U. S. Highway 1, Suite 100
                       North Palm Beach, Florida  33408
                               (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                     FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida


                       Independent Auditors' Report


To the Board of Directors and Stockholders
American Capital Holdings, Inc.

We have audited the accompanying consolidated balance sheet of American Capital Holdings, Inc. as of May 31, 2004 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended May 31, 2004 and 2003. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we Plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Capital Holdings, Inc. as of May 31, 2004 and the results of its consolidated operations and cash flows for the years ended May 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/Wieseneck, Andres & Company, P.A.

North Palm Beach, Florida
November 10, 2004



                                      F-2





AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
MAY 31, 2004

   ASSETS
       Current Assets
            Cash and Cash Equivalents                  $      22,614
            Notes Receivable                                 138,952
            Loans Receivable Related Parties (net)            27,067
            Prepaid Expenses                                  87,197

                                                         ------------
                Total Current Assets                         275,830
                                                         ------------

       Property and Equipment, net                            43,472
                                                         ------------

       Other Assets
            Marketable Securities                          5,896,196
            Intangible Assets, net                            27,649
            Goodwill                                       8,209,071
            Security Deposit                                   3,110
                                                         ------------
                Total Other Assets                        14,136,026
                                                         ------------
   TOTAL ASSETS                                        $  14,455,329
                                                         ============
   LIABILITIES & STOCKHOLDERS' EQUITY
     Liabilities
            Current Liabilities
               Accounts Payable                        $      27,806
               Accrued Expenses                               11,021
               Loan Payable Related Party                     57,681
               Current Portion of Notes
                   and Loans Payable                         834,977
                                                         ------------
               Total Current Liabilities                     931,485
                                                         ------------
        Total Liabilities                                    931,485
                                                         ------------
        Stockholders' Equity
            Common Stock $.0001 par value, 100 million
             shares authorized, 15,723,903 shares issued
             and outstanding, 1,300,000 shares unissued        1,702
            Paid-in-Capital                               14,686,363
            Accumulated Deficit                             (651,224)
            Accumulated Comprehensive Loss                  (512,997)
                                                         ------------
     Total Stockholders' Equity                           13,523,844

TOTAL LIABILITIES & STOCHHOLDERS' EQUITY               $  14,455,329
                                                         ============

See accompanying summary of accounting policies and notes to financial statements.
                                      F-3
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MAY 31, 2004 and 2003
                                                      2004               2003
                                               _____________      ____________
    Revenues
            Net Sales                           $          -      $         -
            Cost of Sales                             (3,952)               -
                                                 ------------     ------------
                Gross Profit                          (3,952)               -

    Operating Expenses
            General and Administrative               122,647                -
            Bad Debt                                 343,995                -
            Sales and Marketing                       13,391                -
            Impairment Expense                         6,493                -
                                                 ------------     ------------
          Total Operating Expenses                   486,526                -

                                                 ------------     ------------
          Loss from Operations                      (490,478)               -
                                                 ------------     ------------
    Other Income (Expense)
            Interest Income                            2,260                -
            Interest Expense                         (23,006)               -
            Loss on Disposition of Common Stock     (140,000)               -

                                                 ------------     ------------
                Net Other Expenses                  (160,746)               -
                                                 ------------     ------------
 Net Loss Before Other Comprehensive Losses         (651,224)               -
                                                 ------------     ------------
    Other Comprehensive Income / (Loss)
        Unrealized Holding Loss During Period       (537,604)               -
        Unrealized Holding Gain During Period         24,607)               -
                                                 ------------     ------------
    Net Other Comprehensive Loss                    (512,997)               -
                                                 ------------     ------------
Net Loss                                         $(1,164,221)     $         0
                                                 ============     ============


Basic and Diluted
 Net Loss Per Common Share                       $      (.18)     $       .00
                                                 ============     ============


Weighted Average Shares Outstanding                6,551,685                5
                                                 ============     ============


See accompanying summary of accounting policies and notes to financial statements.

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FROM JUNE 1, 2003 THROUGH MAY 31, 2004

                  Number          Add'l Paid
                    Of    At Par  in Capital  Retained  Accum. other      Total
                  Shares   Value  & Treasury  Earnings  Comprehen-  Stockholder
                  Issued  $.0001    Stock       (Loss)   sive Inc.       Equity
                ---------- ------ ----------- ---------- ---------- -----------
Balance,
 May 31, 2003           5  $   0     $    0    $     0    $     0    $       0

Cancellation of
 Common Stock held
 by eCom eCom          (5)    (0)        (0)         0          0            0

Issuance of
 Common Stock to
 eCom eCom.com Inc.
 shareholders    2,497,756    250          -          -          -         250

Issuance of
 Common Stock
 for the acquisition
 of ACHI, Inc.
 assets.        13,226,147  1,322  13,176,443        -          -   13,177,765

Issuance of
 Detachable warrants     -      -      10,050        -          -       10,050

Purchase of
 IS Direct Agency NY
 for 800,000,
 subscribed but
 unissued shares         -     80     999,920        -          -    1,000,000

Conversion of
 $500,000 Debt to
 stock - unissued        -     50     499,950        -          -      500,000

Accumulated other
 comprehensive
 loss, net               -      -          -         -    (512,997)   (512,997)

Net Operating Loss       -      -          -   (651,224)         -    (651,224)
                ---------- ------ ----------- ---------- ---------- -----------
Balance,
  May 31, 2004  15,723,903 $1,702 $14,686,363 $(651,224) $(512,997) $13,523,844
                ========== ====== =========== ========== ========== ===========

See accompanying summary of accounting policies and notes to financial statements.

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2004 and 2003

                                                         2004         2003
                                                     ----------   ----------
Cash Flows From Operating Activities
    Cash received from customers                            -     $      -
    Cash paid to suppliers of goods
        and services                               $ (143,268)           -
    Income Taxes Paid                                       -            -
    Interest Paid                                     (13,691)           -
    Interest Received                                       -            -
                                                _______________ _____________
        Net Cash Flows Used in
         Operating Activities                        (156,959)           -
                                                _______________ _____________
Cash Flows From Financing Activities
    Proceeds of Loans from Stockholders               329,997            -
    Proceeds of Loans from Related Company             57,661            -
    Collection of Loan From Related Company            25,793            -
    Loan to Related Company                           (27,067)           -
    Loan to Related Company                          (343,995)           -
    Purchase of Common Stock                         (362,816)           -
    Loan Proceeds Converted to Common Stock           500,000            -
                                                _______________  _____________
Net Cash Flows Provided By
         Financing Activities                         179,573            -
                                                _______________  _____________
Net Increase in Cash                                   22,614            -

Cash and Cash Equivalents at
 Beginning of Period, June 1, 2003 and 2002                 0            0
                                                _______________  _____________
Cash and Cash Equivalents at
End of Period, May 31, 2004 and 2003              $    22,614     $      0
                                                ===============  =============













See accompanying summary of accounting policies and notes to financial statements.

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2004 and 2003


                                                         2004            2003
                                                --------------   -----------
Reconciliation of Net Loss to Net Cash Flows
 Used in Operating Activities


    Net Loss                                     $ (1,164,221)     $        -
    Cash was increased by:
        Other Comprehensive Income                    512,997               -
        Loss on Disposition of Common Stock           140,000               -
        Valuation Loss                                  6,493               -
        Amortization                                        -               -
        Depreciation                                    3,952               -
        Bad Debt adjustment                           343,995               -
        Increase in Accounts Payable                   27,806               -
        Increase in Accrued Expenses                    1,706               -
    Cash was decreased by
        Increase in Prepaid Expenses                  (26,577)              -
        Increase in Security Deposits                  (3,110)              -
                                                _______________  _____________
        Net Cash Flows Used in
         Operating Activities                    $   (156,959)    $         -
                                                ===============  =============


Supplemental Disclosures
Of Non Cash Investing and
Financing Activities:
------------------------
On February 29, 2004 the Company acquired approximately $137,000 in notes receivable, common and preferred stock in various entities valued at $3.1 million, equipment of $47,000, intangible assets of $6,000, intellectual property valued at $3.5 million, various prepaid assets valued at $92,000, goodwill of $7.2 million and assumed $1,005,000 in debt for the issuance of 13,226,147 shares of the Company's common stock.










See accompanying summary of accounting policies and notes to financial statements.

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE A - NATURE OF OPERATIONS

American Capital Holdings, Inc. (the "Company") was incorporated in the State of Florida on January 27, 1999 as U S Amateur Sports Company, a wholly owned subsidiary of eCom eCom.com, Inc.("eCom") which trades on the OTC/Bulletin Board under the symbol 'ECEC.' On March 19, 2003, the Company changed its name to USA SportsNet Company, and on December 12, 2003 changed its name to American Capital Holdings, Inc. in connection with its spin off by eCom and its acquisition of certain assets of a company formerly known as American Capital Holdings, Inc. (now known as ACHI, Inc.) The Company's main office is located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410, and the telephone number is (561) 207-6395.

IS Direct Agency, Inc. ("ISDA") was incorporated in the State of Florida on May 20, 2004. On May 21, 2004 ISDA acquired the assets of IS Direct Agency, Inc., a New York Corporation. ISDA provides internet based term life insurance quotes.

While a wholly owned subsidiary of eCom, the Company developed an e-commerce Internet infrastructure. This product provided an affordable, user-friendly technological platform and professional resources to facilitate web business development. It also operated an on-line business as a test model using Company developed e-commerce concepts to sell sports products.

The Spin-Off. The Company was one of ten wholly owned subsidiaries of eCom, with varying business plans. In recent years, eCom concluded that it did not have the financial resources necessary to develop all of its ten business units collectively. eCom decided to spin off its subsidiaries into independent companies in the belief that independent companies, each with a distinct business, would be better able to obtain necessary funding and develop their business plans. This belief was based in part on eCom's experience with potential business partners which sought involvement with only one of eCom's subsidiaries, rather than involvement with the multi-faceted eCom.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company. They voted to issue to the shareholders of eCom one share of the Company for every one share of eCom owned as of the record date of January 5, 2004. Fractional shares will be purchased by the Company. No payment was required of the eCom shareholders.

Acquisition from American Capital Holdings. After the spin off of the Company was completed, the Company was presented with an opportunity to acquire certain assets of American Capital Holdings, Inc. (now known as, and referred to hereafter as ACHI). On January 12, 2004, the Company entered into an Asset Purchase Agreement with ACHI whereby the Company acquired certain assets of ACHI in return for the issuance of common stock of the Company in an amount equal to 84.1% of the total ownership of the Company. In order to accomplish this transaction, the Company effected a 20 to 1 reverse stock split, which reduced its outstanding stock to 2,497,756 shares, and agreed to issue to ACHI


See accompanying independent accountants' audit report.
                                      F-8

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE A - NATURE OF OPERATIONS (CONTINUED)

49,955,112 shares. ACHI agreed to accept the issuance of 13,561,804 shares at closing, and assigned its right to receive the 13,561,804 shares to its principle, Barnard A. Richmond, now the President of the Company. The remaining 36,393,308 shares were reserved for issuance by the Company in connection with future acquisitions and financings. The Company then changed its name to American Capital Holdings, Inc., and ACHI changed its name to ACHI, Inc. Of the 36,393,308 shares reserved for future issuance, 2,162,099 shares have now been issued to the shareholders of Spaulding Ventures, LLC, in replacement of shares of ACHI to be issued to Spaulding in connection with a prior acquisition of assets by ACHI from Spaulding.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Use of Estimates
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue and dividends from investments are recognized at the time the investment dividends are declared payable by the underlying investment. Capital gains and losses are recorded on the date of sale of the investment.

Cash
Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

Allowance for Doubtful Accounts
It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts.

Depreciation
Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method.




See accompanying independent accountants' audit report.




                                      F-9
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amortization
The accounting for a recognized intangible asset acquired after June 30, 2001 is based on its useful life to the Company. If an intangible asset has a finite life, but the precise length of that life is not known, that intangible asset shall be amortized over management's best estimate of its useful life.
An intangible asset with a indefinite useful life is not amortized. The useful life to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity.

Investments
Investments are stated at the lower of cost and market value.


NOTE C -  NOTES RECEIVABLE

Notes Receivable at May 31, 2004 consist of the following:

   An 8% non-collateralized note that matures in December 2004,
   Interest is payable quarterly.  Included in the balance is
   $11,963 of accrued interest receivable.                        $ 111,963

   A 4% non-collateralized note due on demand.  Included in
   the balance is $1,989 of accrued interest receivable.             26,989
                                                                  ----------
       Total Notes Receivable                                     $ 138,952
                                                                  ==========

Management has made a determination that all of the notes receivable are collectable and therefore, has not established an allowance for doubtful accounts.


NOTE D - LOANS RECEIVABLE RELATED PARTIES

The three loans receivable from related corporate entities are non-collateralized, non-interest bearing and are due on demand.

The loans due as of May 31, 2004 are as follows:

    eCom eCom.com Inc.       $  27,067
    Freedom 4 Wireless, Inc.   343,995
     Less bad debts           (343,995)
                              ---------
        Total                $  27,067
                              =========



See accompanying independent accountants' audit report.
                                     F-10
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE E - INVESTMENTS

The Company accounts for its investments in common stock using the cost method for those investments which the Company does not own a controlling interest. These investments are currently recorded at cost. The Company's share of the investors earnings or losses, if any, are not available at the date of these financial statements. No quoted market price is available for these investments.

The Company accounts for investments in common stock for which there is a quoted market price as an Available-for-Sale security under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

On May 31, 2004, investments consisted of the following:

Cost Method of Accounting
Investment Securities at Cost
   @Visory, LLC                          $   112,500
   Brilliant Coatings, Inc.                  250,000
   Century Aerospace Corporation             285,000
   eSmokes, Inc.                             100,000
   Efficien, Inc.                            287,000
   Smartpill Diagnostics, Inc.               770,000
   Metroflex, Inc.                           900,000
                                          -----------
Total Cost Method Securities at Cost       2,704,500

Available-for-Sale method of accounting
Air Media Now, Inc.                        2,933,018
eCom eCom.com Inc.                           258,678
                                          -----------
    Total Available-for-Sale securities    3,191,696
                                          -----------
Total Investment Securities              $ 5,896,196
                                          ===========

Cost Method Securities:

@Visory, LLC is a limited liability company located in East Aurora NY. The Company owns 250,000 Series A units of @Visory LLC. The Company's investment amounts to 1.2% of the outstanding units of @Visory, LLC. @Visory, LLC is taxed as a partnership, not publicly traded. As of May 31, 2004 @Visory, LLC had investments in the following companies: Appraisal.com; SmartPill Diagnostics; Efficien; Liquid Matrix; Saturn Internet Reservations; StudentVoice; Synacor; and Yipee, Inc.




See accompanying independent accountants' audit report.
                                     F-11
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE E - INVESTMENTS (CONTINUED)

Brilliant Coatings is a Nevada Corporation. The Company owns 15,000,000 common shares of Brilliant Coatings. The Company's investment amounts to 2.3% of the outstanding common shares of Brilliant Coatings Inc.

Century Aerospace is a Delaware Corporation. The Company owns 57,000 common shares of Century Aerospace. The Company's investment amounts to .7% of the outstanding common shares of Century Aerospace

eSmokes, Inc is a Florida Corporation. The company owns 300,000 common shares of eSmokes, Inc. The Company's investment amounts to 3.3% of the outstanding shares of eSmokes, Inc.

Efficien, Inc. is a Delaware Corporation. The Company owns 500,000 common shares of Efficien. The Company's investment amounts to 11.9% of the outstanding common shares of Efficien, Inc. Efficent specializes in the development of internet based applications to improve the efficiency of hospital supply and material flow through an integrated application service provider (ASP) solution.

SmartPill Diagnostics, Inc. is a Delaware Corporation. The Company owns 1,194,824 Series A preferred shares of SmartPill Diagnostics, Inc. The Company's investment amounts to 11.60% of the outstanding shares of SmartPill Diagnostics, Inc. SmartPill Diagnostics is a leading developer of SmartPill
Capsule endoscopy technology.   About the size of a vitamin pill, the SmartPill
Capsule is a capsule endoscopy device that uses patented technology to measure peristaltic pressure, pH and transit time, and determine real-time location; factors that aid Gastroenterologists in the diagnosis of such GI motility disorders as Gastroparesis and Dyspepsia. The patient benefits from a more accurate diagnosis and a more comfortable, non-invasive, non-surgical approach to GI exploratory examinations.


Metroflex, Inc. is a Delaware Corporation. The Company owns 900,000 common shares of Metroflex, Inc. Metroflex's MetroFlexCard operates as a MasterCard debit card. The card enables employers to set up programs through which employees can pay for commuter expenses-mass transit and parking expenses on a pretax basis.

Available-for-Sale Securities:

eCom eCom.com, Inc. is a Florida Corporation and trades on the OTC/BB:ECEC. The company which was the former parent of USA SportsNet Company now American Capital Holdings, Inc., owns 1,437,100 common shares of eCom. The Company's investment amounts to 2.9% of the outstanding shares of eCom. The cost for this investment as of May 31, 2004 was $235,071. On May 31, 2004 the market value based on a closing bid price of 0.16 per share was $258,678. The difference in cost versus market value is recorded as Accumulated Other Comprehensive Income of $23,607.

See accompanying independent accountants' audit report.
                                     F-12
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE E - INVESTMENTS (CONTINUED)

On February 29, 2004, American Capital Holdings, Inc. purchased certain assets
from ACHI, Inc.   One of the assets that ACHI, Inc. owned, and that was acquired by American Capital Holdings, Inc., was 53,910,922 common shares of Air Media Now, Inc. The only assets recorded on the books of Air Media Now, Inc. at date of acquisition were the rights to use certain Intellectual Property that had been developed by the company plus 500,000 common shares of eCom eCom.com, Inc. Management determined that the rights to use the intellectual property had no
value at the date of consolidation.   Management determined that the fair value
of the common stock of Air Media Now, Inc., which is traded on the pink sheets, was $2,933,018 at May 31, 2004 and, therefore, recognized the ownership of this common stock as a marketable security and available for sale. The loss in value of $(536,604) Air Media Now stock is recognized as a comprehensive loss in the current period and as an Accumulated Comprehensive Loss in stockholders' equity.


NOTE F - PROPERTY AND EQUIPMENT

Equipment consisting of various Cisco routers, switches, cables, and dual speed hubs were acquired from a company owned by a majority stockholder of American Capital Holdings, Inc. The equipment is being used to support a hosting operations center. Depreciation expense of $3,952 has been recorded as of May 31, 2004.


NOTE G - PREPAID EXPENSES

Prepaid expenses consist principally of amounts paid for auditing work for the Company, along with marketing and research material to be used for investor relations.


NOTE H - INTANGIBLE ASSETS

Intangible assets consist of website and software development costs for IS Direct, and fees related to applications for patents and trademarks.






See accompanying independent accountants' audit report.

                                     F-13






AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE I - OTHER ASSETS

Other assets consist primarily of security deposits on the lease of office facilities and marketable securities.


NOTE J - Loan Payable Related Party

A non-interest bearing, non-collateralized loan payable to a related company in the amount of $57,681 is due on demand.


NOTE K - PROMISSORY NOTES

Promissory Notes as of May 31, 2004 consisted of:
                                                        May 31, 2004
                                                      ---------------
Four interest bearing, non-collateralized
loans.  The loans have various maturities
throughout 2004.                                         $ 494,950
                                                         ----------
     Total Notes Payable                                   494,950
     Less Current Portion                                 (494,950)
                                                         ----------
     Net Long-term Debt                                  $       0
                                                         ==========
The short-term notes payable mature as follows:
     May 31, 2004                                        $ 494,950
                                                         ==========
Two non-interest bearing, non-collateralized loans
     due on demand                                       $ 340,027
                                                         ==========
















See accompanying independent accountants' audit report.
                                     F-14


AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE K - PROMISSORY NOTES (CONTINUED)

The notes and loans can be converted to shares of the Company's $.0001 par value common stock at the option of the holder. The notes pay interest at 10% per annum. Interest is paid quarterly. The loan can be converted at 80% of the average closing price of Company's common stock for the preceding five (5) consecutive trading days with a floor of $1. The holder of a $500,000 10% note payable with accrued interest of $9,315 agreed on May 7, 2004 to convert their debt to common shares. By Agreement, the shares of common stock at conversion will not be issued until the effective date of the Company's filings with the United States Securities & Exchange Commission.


NOTE L - WARRANTS

The Company has issued 1,005,000 (505,000 + 500,000) detachable warrants for each dollar of debt as described in Note K above. Management has determined that the value of the detachable warrants to be $.01 on the date of issuance and have charged paid in capital $10,050 during the period. Each warrant entitles the holder to purchase one (1) share of common stock at $.01. The Company also issued 400,000 warrants to one of the former owners of IS Direct Agency for providing his insurance licensing in all fifty states. The warrants can be exercised for $.01 each. An additional 216,209 warrants were issued in connection with the Spaulding acquisition, one warrant for every ten shares owned. Each unit of Spaulding entitled the owner to one warrant with an exercise price of $6.00 each.


The following is a summary of warrants through May 31, 2004:

       Outstanding warrants at the beginning of the year           0
       Warrants issued                                     1,621,209
       Warrants expired                                            0
       Warrants exercised                                          0
                                                         ------------
       Warrants outstanding at May 31, 2004                1,621,209

The warrants expire as follows:

       Expiration Date                  Number of Warrants
       --------------------             ------------------
       September 30, 2004                       75,000
       January 31, 2005                        130,000
       August 15, 2005                         300,000
       December 15, 2005                       500,000
       December 31, 2005                       216,209
       Warrants expiring beyond 2005           400,000
                                          -------------
                                             1,621,209
                                          =============

See accompanying independent accountants' audit report.
                                     F-15
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE M - COMMITMENTS AND CONTINGENCIES

The Company leases approximately 1200 feet office facilities in Palm Beach Gardens, Florida under an operating lease of $3,297 per month which expires on January 31, 2005. ISDA leases approximately 200 square feet of office facilities in Buffalo, NY under a month to month agreement of $425.00 per month. Future minimum lease payments including sales tax as of May 31, 2004 are:
Fiscal Years ending:

            May 31, 2005                        26,373
                                               -------
            Total Minimum Lease Payments      $ 26,373

Rent expense for the Twelve month period ending May 31, 2004 was $8,579.

NOTE N - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of May 31, 2004 totals approximately $495,000. These carry-forwards, which will be available to offset future taxable income, and expire beginning in May 31, 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

NOTE O - STOCKHOLDERS' EQUITY

To facilitate the purchase of the assets of ACHI, the Company recorded a one for twenty reverse split on the Effective Date of the currently outstanding common stock, while maintaining the conversion and exercise prices of the Senior Notes, the Secured Notes, the Subordinated Notes and the related warrants. All prior period share and per-share amounts have been restated to

See accompanying independent accountants' audit report.
                                     F-16
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE O - STOCKHOLDERS' EQUITY (CONTINUED)

account for the reverse split. Any fractional shares remaining after the reverse split will be paid out in cash to the shareholder on the Effective Date.

Warrants were granted to Promissory Noteholders with detachable warrants. Management has determined that the fair value of each warrant is $0.01.

The computation of diluted loss per share before extraordinary item for the year ended May 31, 2004 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an antidilutive effect on loss per share before extraordinary items. In accordance with generally accepted accounting principles, diluted loss per share from extraordinary item is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items.

NOTE P - DEFERRED TAX ASSET

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:

                                                      May 31, 2004
                                                     --------------
         Loss carry forward for tax purposes          $    495,075
                                                     ==============
         Deferred tax asset (34%)                          168,326
         Valuation allowance                              (168,326)
                                                     --------------
         Net deferred tax asset                                  -
                                                     ==============

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of May 31, 2004 was approximately
$495,000. These carry-forwards, which will be available to offset future taxable income, will expire through the year 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.
See accompanying independent accountants' audit report.
                                     F-17
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE Q - RELATED PARTY TRANSACTIONS

The Company has accounts receivables due from two related company entities. eCom eCom.com, Inc. owes $27,067 for services paid to the Company's transfer agent and accountant. Freedom 4 Wireless, Inc. owes the Company $343,995 for working capital and inventory purchased by ACHI, subsequently purchased by the Company on February 29, 2004. These related party transactions totaled $371,062 on May 31, 2004.


NOTE R - RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company's operating results or financial positions.

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived asset. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized. The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company's operating results or financial position.

In April 2002, the FASB issued SFAS No. 145, "Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"("SFAS No. 145"). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company's financial position or results of operations.


See accompanying independent accountants' audit report.
                                     F-18

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE R - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company's operating results or financial position.

Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre- SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No.142, intangible assets with definite useful lives will be amortized to their estimated residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.

End of May 31, 2004 Financials

American Capital Holdings, Inc.                      February 28, 2005
INDEX

                                                                    PAGE NO.
PART F/S  FINANCIAL STATEMENTS

          Independent Accountants' Report . . . . . . . . . . . . . . .  F-20

          Consolidated Balance Sheet
           February 28, 2005  . . . . . . . . . . . . . . . . . . . . .  F-21

          Consolidated Statement of Operations
           Nine Months Ended February 28, 2005 and February 29, 2004. .  F-22

          Consolidated Statement of Operations
           Three Months Ended February 28, 2005 and February 29, 2004..  F-23

          Consolidated Statement of Changes in Shareholders' Equity
           from June 1, 2003 Through February 28, 2005 . . . . . . . .   F-24

          Consolidated Statement of Cash Flows
           for the Nine Months Ended February 28, 2005 and 2004   . . .  F-25

          Notes to Consolidated Financial Statements  . . . . . . . . .  F-27

                                     F-19
                       Wieseneck, Andres & Company, P.A.
                         Certified Public Accountants
                        772 U. S. Highway 1, Suite 100
                       North Palm Beach, Florida  33408
                               (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                     FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida


                       Independent Accountants' Report


To the Board of Directors and Stockholders
American Capital Holdings, Inc.
Palm Beach Gardens, Florida

We have reviewed the accompanying consolidated balance sheet of American Capital Holdings, Inc. as of February 28, 2005, and the related consolidated statements of operations, for the three-month periods and the nine month periods ended February 28, 2005 and 2004, the consolidated statement of changes in stockholders' equity from June 1, 2003 through February 28, 2005, and the consolidated statement of cash flows for the nine month periods ended February 28, 2005 and February 29, 2004, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of American Capital Holdings, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.



/s/Wieseneck, Andres & Company, P.A.


North Palm Beach
April 22, 2005








                                     F-20

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
                                             FEBRUARY 28, 2005
ASSETS
    Current Assets
         Cash and Cash Equivalents              $      34,487
         Accounts Receivable                           23,709
         Notes Receivable                             409,650
         Loans Receivable Related Parties (net)       158,618
         Prepaid Expenses                              66,432
         Other Current Assets                             600
                                                  ------------
             Total Current Assets                     693,496
                                                  ------------

    Property and Equipment, net                        24,219
                                                  ------------
    Other Assets
         Available for Sale Securities              3,205,991
         Intangible Assets, net                        28,938
         Goodwill                                   8,209,071
         Security Deposit                               3,110
                                                  ------------
             Total Other Assets                    11,447,110
                                                  ------------
TOTAL ASSETS                                    $  12,164,825
                                                  ============
LIABILITIES & STOCKHOLDERS' EQUITY
  Liabilities
         Current Liabilities
            Accounts Payable                    $      43,675
            Accrued Expenses                           21,422
            Loan Payable Related Parties              234,953
            Current Portion of Notes
                and Loans Payable                   1,034,977
                                                  ------------
            Total Current Liabilities               1,335,027
                                                  ------------
     Total Liabilities                              1,335,027
                                                  ------------
     Stockholders' Equity
         Common Stock $.0001 par value, 100 million
          shares authorized, 15,723,903 shares issued
          and outstanding, 2,080,000 unissued           1,780
         Paid-in-Capital                           15,466,285
         Accumulated Deficit                       (1,615,068)
         Accumulated Comprehensive Loss            (3,023,199)
                                                  ------------
  Total Stockholders' Equity                       10,829,798
                                                  ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $ 12,164,825
                                                  ============

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-21

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
FEBRUARY 28, 2005 AND 2004

                                           FEBRUARY 28, 2005   FEBRUARY 29, 2004

       Revenues
               Net Sales                       $        123      $          -
               Cost of Sales                         (9,128)                -
                                                ------------      ------------

                   Gross Profit                      (9,005)                -
                                                ------------      ------------

       Operating Expenses
               General and Administrative           913,164             3,474
               Sales and Marketing                   15,357                 -
               Amortization                               -                 -
                                                ------------      ------------
             Total Operating Expenses               928,521             3,474

                                                ------------      ------------
             Loss from Operations                  (937,526)           (3,474)
                                                ------------      ------------
       Other Income (Expense)
               Interest Income                        9,564                 -
               Interest Expense                     (36,513)                -
               Loss on Disposition
                  of Marketable Securities         (343,364)                -
               Recovery of Bad Debt                 343,995
                                                ------------      ------------
                   Net Other Expenses               (26,318)                -
                                                ------------      ------------
    Net Loss Before Other Comprehensive Losses     (963,844)                -

       Other Comprehensive Income / (Loss)
           Unrealized Holding Loss During Period (2,510,202)                -
                                                ------------      ------------
       Total Comprehensive Loss                  (2,510,202)                -
                                                ------------      ------------
    Net Loss                                   $ (3,474,046)     $     (3,474)
                                                ============      ============


Basic and Diluted
 Net Loss Per Common Share                     $       (.22)     $       (.00)
                                                ============      ============


Weighted Average Shares Outstanding              15,723,903         3,494,205
                                                ============      ============
See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-22


AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED
FEBRUARY 28, 2005 AND 2004

                                           FEBRUARY 28, 2005 FEBRUARY 29, 2004

       Revenues
               Net Sales                       $          -      $          -
               Cost of Sales                         (1,049)                -
                                                ------------      ------------

                   Gross Profit                      (1,049)                -
                                                ------------      ------------
       Operating Expenses
               General and Administrative           424,780             3,474
               Sales and Marketing                        -                 -
               Amortization                               -                 -
                                                ------------      ------------
             Total Operating Expenses               424,780             3,474

                                                ------------      ------------
             Loss from Operations                  (425,829)           (3,474)
                                                ------------      ------------
       Other Income (Expense)
               Interest Income                        4,622                 -
               Interest Expense                     (11,854)                -
               Loss on Disposition
                  of Marketable Securities         (295,000)                -
               Recovery of Bad Debt                 343,995                 -
                                                ------------      ------------
                   Net Other Income                  43,763                 -
                                                ------------      ------------
    Net Loss Before Other Comprehensive Losses     (384,066)           (3,474)

       Other Comprehensive Income / (Loss)
           Unrealized Holding Loss During Period   (636,208)                -
                                                ------------      ------------
       Total Comprehensive Loss                    (636,208)                -
                                                ------------      ------------
    Net Loss                                   $ (1,020,274)     $     (3,474)
                                                ============      ============


Basic and Diluted
 Net Loss Per Common Share                     $       (.06)     $       (.00)
                                                ============      ============


Weighted Average Shares Outstanding              15,723,903        10,482,604
                                                ============      ============

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                     F-23

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FROM JUNE 1, 2003 THROUGH FEBRUARY 28, 2005

                                  Add'l Paid
               Number of  At Par  in Capital  Retained  Accum.Other       Total
                  Shares   Value  & Treasury  Earnings  Comprehen-  Stockholder
                  Issued  $.0001    Stock       (Loss)   sive Inc.       Equity
                ---------- ------ ----------- ---------- ---------- -----------
Balance 6/01/03         5  $   0      $    0   $     0    $      0   $       0

Cancellation of Common Stock
 held by eCom eCom     (5)    (0)         (0)        0           0           0

Issuance of Common Stock
To eCom eCom.com Inc.
 shareholders    2,497,756    250          -         -           -         250

Issuance of Common Stock
 for the acquisition
 of ACHI, Inc.
assets.         13,226,147  1,322  13,176,443        -           -  13,177,765

Issuance of
 detachable warrants     -      -      10,050        -           -      10,050

Purchase of IS Direct
 Agency NY for 800,000
 subscribed but
 unissued shares         -     80     999,920        -           -   1,000,000

Conversion of
 $500,000 Debt
 to stock - unissued     -     50     499,950        -           -     500,000

Accumulated other
 Comprehensive loss      -      -          -         -    (512,997)   (512,997)

Net Operating Loss       -      -          -   (651,224)         -    (651,224)
                ---------- ------ ----------- ---------- ---------- -----------
Balance 5/31/04 15,723,903  1,702  14,686,363  (651,224)  (512,997) 13,523,844

Sale of 780,000
 shares of Common
 Stock - unissued        -     78     779,922        -           -     780,000

Accumulated other
 Comprehensive Loss      -      -          -         -   (2510,202) (2,510,202)

Net Operating Loss       -      -          -   (963,844)         -    (963,844)
                ---------- ------ ----------- ---------- ---------- -----------
Bal. 02/28/05   15,723,903 $1,780 $15,466,285$(1615,068)$(3023,199)$10,829,798
                ========== ====== =========== ========== ========= ============

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-24

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005 AND 2004

                                           FEBRUARY 28, 2005   FEBRUARY 29, 2004


Cash Flows From Operating Activities
    Cash received from customers               $        123      $          -
    Cash paid to suppliers of goods
        and services                               (906,807)           (4,378)
    Income Taxes Paid                                     -                 -
    Interest Paid                                   (25,479)                -
    Interest Received                                   773                 -
                                              _______________  _______________
        Net Cash Flows Used in
         Operating Activities                      (931,390)           (4,378)
                                              _______________  _______________
Cash Flows From Investing Activities
    Purchase of Equipment                            (9,490)                -
    Deposit Made on Insurance Carrier in Escrow    (250,000)                -
    Sale of Marketable Securities                   871,636                 -
    Purchase of Marketable Securities              (377,348)                -
    Purchase of Promissory Notes                    (11,906)
    Payment of Security Deposit                           -            (2,535)
                                              _______________  _______________
        Net Cash Flows Provided By
         (Used In) Investing Activities             222,892            (2,535)
                                              _______________  _______________
Cash Flows From Financing Activities
    Loans from Related Companies                  1,005,205             6,913
    Loans to Related Companies                   (1,264,834)                -
    Proceeds from Sale of Stock                   1,030,000                 -
    Payments on Notes Payable                       (50,000)                -
                                              _______________  _______________
        Net Cash Flows Provided By
         Financing Activities                       720,371             6,913
                                              _______________  _______________
Net Increase / (Decrease) in Cash                    11,873                 0

Cash and Cash Equivalents at
 Beginning of Period, June 1, 2004 and 2003          22,614                 0
                                              _______________  _______________
Cash and Cash Equivalents at
End of Period, February 28, 2005 and 2004      $     34,487     $           0
                                              ===============  ===============




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.


                                     F-25

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005 AND 2004


Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities

                                          FEBRUARY 28, 2005  FEBRUARY 29, 2004

    Net Income (Loss)                          $ (3,474,046)     $     (3,474)
    Cash was increased by:
        Increase in accrued expenses
         Other Comprehensive Income               2,510,202                 -
         Valuation Loss
         Amortization                                     -                 -
         Depreciation                                 9,128                 -
         Decrease in Prepaid Expenses                20,765                 -
         Increase in Accounts Payable                15,869                 -
         Increase in Accrued Expenses                10,401                96
    Cash was decreased by
         Increase in Prepaid Expenses                     -            (1,000)
         Increase in Account Receivable             (23,709)                -
                                              _______________  _______________
        Net Cash Flows Used in
         Operating Activities                  $   (931,390)    $      (4,378)
                                              ===============  ===============





Supplemental Disclosures
Of Non Cash Investing and
Financing Activities:
------------------------
On February 29, 2004 the Company acquired approximately $137,000 in notes receivable, common and preferred stock in various entities valued at $3.1 million, equipment of $47,000, intangible assets of $6,000, intellectual property valued at $3.5 million, various prepaid assets valued at $92,000, goodwill of $7.2 million and assumed $1,005,000 in debt for the issuance of 13,226,147 shares of the Company's common stock.








See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.




                                     F-26

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE A - DESCRIPTION OF BUSINESS

American Capital Holdings, Inc. ("American Capital Holdings") is a Florida Corporation whose primary business consists of insurance and proprietary financial products designed to utilize tax incentives, and mitigate the impact of balance sheet liabilities. The Company's main office is located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410, and the telephone number is (561) 207-6395.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Use of Estimates
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue and dividends from investments are recognized at the time the investment dividends are declared payable by the underlying investment. Capital gains and losses are recorded on the date of sale of the investment.

Cash and Cash Equivalents
Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

Allowance for Doubtful Accounts
It is the policy of management to review the outstanding accounts receivable quarterly. At year end, the amount expensed as bad debt will be evaluated and compared to prior years to establish an allowance for the year to come.

Depreciation
Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method.

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                    F-27










AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Amortization
The accounting for a recognized intangible asset acquired after June 30, 2001 is based on its useful life to the Company. If an intangible asset has a finite life, but the precise length of that life is not known, that intangible asset shall be amortized over management's best estimate of its useful life.
An intangible asset with a indefinite useful life is not amortized. The useful life of an asset to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity.


Investments
Investments are stated at the lower of cost or market value.

NOTE C -  NOTES RECEIVABLE

Notes Receivable at February 28, 2005 consist of the following:
  An 8% non-collateralized note that matures in December 2004,
  Interest is payable quarterly.  Included in the balance is
  $15,957 of accrued interest receivable.                             $117,924

  A 4% non-collateralized note due on demand.  Included in
  The balance is $2,490 of accrued interest receivable.                 27,737

  Nine 8% promissory notes purchased from holders of notes
  with Air Media Now, Inc.                                              11,906

  A 5% non-collateralized surplus note that Cosmopolitan Life has the right to repay, provided Cosmopolitan Life has sufficient capital to operate as a stipulated premiums life insurance company.
  Included in the balance is $2,083 of accrued interest.               252,083
                                                                     ----------
       Total Notes Receivable                                         $409,650
                                                                     ==========
Management has made a determination that all of the notes receivable are collectable and therefore, has not established an allowance for doubtful accounts.






See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.



                                     F-28


AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE D - LOANS RECEIVABLE RELATED PARTIES

The three loans receivable from related corporate entities are non-collateralized, non-interest bearing and are due on demand. The loans due as of February 28, 2005 are as follows:
    A Super Deal.com, Inc    $  10,150
    Swap and Shop.net Corp.      7,150
    A Classified Ad, Inc.       10,150
    AAB National Company        31,050
    Pro Card Corporation        13,150
    USAS Digital, Inc.           7,150
    eSecureSoft Company          8,150
    eCom eCom.com Inc.          65,039
    MyZipSoft, Inc.              5,500
    USA Performance Products       150
    American Environmental, Inc.   979
                              ---------
        Total                $ 158,618
                              =========

NOTE E - INVESTMENTS

The Company accounts for its common stock investments using the equity method for investments in which the Company does not own a controlling interest. These investments are currently recorded at cost. The Company's share of the investors earnings or losses, if any, are not available at the date of these financial statements. No quoted market price is available for these investments.

The Company accounts for common stock investments for which there is a quoted market price as an Available-for-Sale security under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.












See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.



                                     F-29


AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE E - INVESTMENTS (CONTINUED)

On February 28, 2005, investments consisted of the following:

Equity Method of Accounting
Investment Securities at Cost
   @Visory, LLC                          $   112,500
   Brilliant Coatings, Inc.                  250,000
   Century Aerospace Corporation             285,000
   Efficien, Inc.                            287,000
   Metroflex, Inc.                           900,000
   MyZipSoft, Inc.                           670,199
                                          -----------
Total Equity Method Securities at Cost     2,504,699

Available-for-Sale method of accounting
  eCom eCom.com Inc.                          81,355
  Air Media Now, Inc.                        619,937
                                          -----------
    Total Available-for-Sale securities      701,292
                                          -----------
Total Investment Securities              $ 3,205,991
                                          ===========

Equity Method Securities:

@Visory, LLC is a Limited Liability Company located in East Aurora NY. The Company owns 250,000 Series A units of @Visory, LLC. The Company's investment amounts to 1.2% of the outstanding units of @Visory, LLC. @Visory, LLC is taxed as a partnership, and is not publicly traded. As of February 28, 2005, @Visory, LLC had investments in the following companies: Appraisal.com; SmartPill Diagnostcs; Efficien; Liquid Matrix; Saturn Internet Reservations; StudentVoice; Synacor; and Yipee, Inc.

Century Aerospace is a Delaware Corporation. The Company owns 57,000 common shares of Century Aerospace. The Company's investment amounts to .7% of the outstanding common shares of Century Aerospace.

eSmokes, Inc is a Florida Corporation. The Company owned 300,000 common shares of eSmokes, Inc. The Company's investment amounted to 3.3% of the outstanding shares of eSmokes, Inc. On October 19, 2004, the company sold the 300,000 common shares for the cost of $45,000, which resulted in a loss of $55,000.

Efficien, Inc. is a Delaware Corporation. The Company owns 500,000 common shares of Efficien, Inc. The Company's investment amounts to 11.9% of the outstanding common shares of Efficien, Inc. Efficien, Inc. specializes in the development of internet-based applications to improve the efficiency of hospital supply and material flow through an integrated application service provider (ASP) solution.

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-30
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE E - INVESTMENTS (CONTINUED)

SmartPill Diagnostics, Inc. is a Delaware Corporation. The Company owned 1,194,824 Series A preferred shares of SmartPill Diagnostics, Inc. The Company's investment amounts to 11.60% of the outstanding shares of SmartPill Diagnostics, Inc. SmartPill Diagnostics, Inc. is a leading developer of
SmartPill Capsule endoscopy technology.   About the size of a vitamin pill, the
SmartPill Capsule is a capsule endoscopy device that uses patented technology to measure peristaltic pressure, pH and transit time, and determine real-time location--factors that aid Gastroenterologists in the diagnosis of such GI motility disorders such as gastroparesis and dyspepsia. The patient benefits from a more accurate diagnosis and a more comfortable, non-invasive, non-surgical approach to GI exploratory examinations. On June 28, 2004 the Company sold all 1,194,824 shares for $776,635.60, resulting in a gain of $6,635.60. On June 30, 2004 the Company purchased 175,909 shares for $345,000. On February 25, 2005, the Company sold its remaining 175,909 shares of SmartPill Diagnostics, Inc. for $50,000.

Metroflex, Inc. is a Delaware Corporation. The Company owns 900,000 common shares of Metroflex, Inc. Metroflex's MetroFlexCard operates as a MasterCard debit card. The card enables employers to set up programs through which employees can pay for commuter expenses-mass transit and parking expenses on a pretax basis.

Available-for-Sale Securities:

eCom eCom.com, Inc. is a Florida Corporation and trades on the OTC/PINK:ECEC. The company, which was the former parent of USA SportsNet Company, now American Capital Holdings, Inc., owns 1,437,100 common shares of eCom. The Company's investment amounts to 2.9% of the outstanding shares of eCom. The cost for this investment as of February 28, 2005 was $254,869. On February 28, 2005 the market value based on a closing bid price of 0.05 per share was $81,355. The difference in cost versus market value is recorded as a deficit in Accumulated Other Comprehensive Income of $173,514.

Air Media Now!, Inc. is a Florida Corporation and trades on the OTC/PINK:AMNW. American Capital Holdings, Inc. owns 53,660,374 common shares of Air Media Now. The Company's investment amounts to approximately 90% of the outstanding shares of Air Media Now. The cost for this investment as of February 28, 2005 was $3,469,622. On February 28, 2005 the market value based on a closing bid price of .01 per share was $619,937. The difference in cost versus market value is recorded as a deficit in Accumulated Other Comprehensive Income of $2,849,685. On February 29, 2004, a stockholder of the Company contributed 53,660,374 shares of Air Media Now!, Inc. to the Company as additional paid in capital. The only asset of Air Media Now, Inc. is the right to certain intellectual property.




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-31

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE F - PROPERTY AND EQUIPMENT

Equipment is stated at cost less depreciation. As of February 28, 2005, equipment consisted of computer hardware, software, and office furniture and equipment. Depreciation expense of $1,049 has been recorded for the quarter ending February 28, 2005. Accumulated depreciation at February 28, 2005 is $1,224.

NOTE G - PREPAID EXPENSES

Prepaid expenses consist principally of amounts paid for auditing work for the Company, along with marketing and research material to be used for investor relations.

NOTE H - INTANGIBLE ASSETS


Management reviews intangible assets for impairment annually. Intangible assets with a finite useful life acquired after June 30, 2001 are amortized over their useful lives to the company. Intangible assets acquired after June 30, 2001 having an infinite useful life are recorded at their fair value and are not amortized. Management reviews all intangible assets for impairment annually.

NOTE I - OTHER ASSETS

Other assets consist primarily of security deposits on the lease of office facilities.


NOTE J - PROMISSORY NOTES

Promissory Notes as of February 28, 2005 consisted of:

Four interest bearing, non-collateralized loans.  The
loans have various maturities throughout 2004.           $ 444,950
                                                         ----------
     Total Notes Payable                                   444,950
     Less Current Portion                                 (444,950)
                                                         ----------
     Net Long-term Debt                                  $       0
                                                         ==========
The short-term notes payable mature as follows:
     February 28, 2005                                   $ 444,950
                                                         ==========


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                     F-32



AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE J - PROMISSORY NOTES - (CONTINUED)

The notes and loans can be converted to shares of the Company's $.0001 par value common stock at the option of the holder. The notes pay interest at 10% per annum. Interest is paid quarterly. The loan can be converted at 80% of the average closing price of Company's common stock for the preceding five (5) consecutive trading days with a floor of $1. The holder of a $500,000 10% note payable with accrued interest of $9,315 agreed on May 7, 2004 to convert their debt to common shares. By Agreement, the shares of common stock at conversion will not be issued until the effective date of the Company's filings with the United States Securities & Exchange Commission.

NOTE K - WARRANTS
The Company has issued 1,005,000 (505,000 + 500,000) detachable warrants for each dollar of debt as described in Note J above. Management has determined that the value of the detachable warrants to be $.01 on the date of issuance and have charged paid in capital $10,050 during the period. Each warrant entitles the holder to purchase one (1) share of common stock at $.01. The Company also issued 400,000 warrants to one of the former owners of IS Direct Agency for providing his insurance licensing in all fifty states. The warrants can be exercised for $.01 each. An additional 216,209 warrants were issued in connection with the acquisition of Spaulding Ventures, LLC ("Spaulding"); each unit of Spaulding entitled the owner to one warrant with an exercise price of $6.00 each.

The following is a summary of warrants through February 28, 2005:

     Outstanding warrants at the beginning of the year     $ 1,621,209
     Warrants issued                                                 0
     Warrants expired                                                0
     Warrants exercised                                              0
                                                           ------------
     Warrants outstanding at February 28, 2005             $ 1,621,209
                                                           ============


NOTE L - COMMITMENTS AND CONTINGENCIES

The Company leases approximately 1,231 feet office facilities in Palm Beach Gardens, Florida under an operating lease of $3,478 per month which expires on January 31, 2006. ISDA leases approximately 200 square feet of office facilities in Buffalo, NY under a month to month agreement of $425.00 per month.


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                     F-33





AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005


NOTE L - COMMITMENTS AND CONTINGENCIES - (CONTINUED)

Future minimum lease payments including sales tax as of February 28, 2005 are:
Fiscal Years ending:

            May 31, 2005                      $ 10,433
            May 31, 2006                        27,822
                                              --------
            Total Minimum Lease Payments      $ 38,255

Rent expense for the nine month period ending February 28, 2005 was $32,601

NOTE M - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of February 28, 2005 totals approximately $1,959,498. These carry-forwards will be available to offset future taxable income, and begin to expire May 31, 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively.
A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

NOTE N  STOCKHOLDERS' EQUITY

To facilitate the purchase of the assets of ACHI, the Company recorded a 1-for-20 reverse split on the Effective Date of the currently outstanding common stock, while maintaining the conversion and exercise prices of the Senior Notes, the Secured Notes, the Subordinated Notes and the related warrants. All prior period share and per-share amounts have been restated to account for the reverse split. Any fractional shares remaining after the reverse split will be paid out in cash to the shareholder on the Effective Date.

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                     F-34
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005


NOTE N  STOCKHOLDERS' EQUITY - (CONTINUED)

Warrants were granted to Promissory Note holders with detachable warrants. Management has determined that the fair value of each warrant is $0.01.

The computation of diluted loss per share before extraordinary item for the nine-months ended February 28, 2005 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an anti-dilutive effect on loss per share before extraordinary items. In accordance with generally accepted accounting principles, diluted loss per share from extraordinary item is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items.

NOTE O - DEFERRED TAX ASSET

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:
                                                  February 28, 2005
                                                  -----------------
         Loss carry-forward for tax purposes          $  1,959,498
                                                  =================
         Deferred tax asset (34%)                          666,229
         Valuation allowance                              (666,229)
                                                  -----------------
         Net deferred tax asset                       $          -
                                                  =================

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of February 28, 2005 was approximately $1,959,000. These carry-forwards will be available to offset future taxable income, and will expire through the year 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.






See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.


                                     F-35

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005


NOTE P - RELATED PARTY TRANSACTIONS

The Company has receivables due from nine related company entities.
eCom eCom.com, Inc. owes $65,039 for services paid to the Company's transfer agent and accountant. Freedom 4 Wireless, Inc. owed the Company $670,199 for working capital and inventory purchased by ACHI, and for contributions made between March 2004 and June 2004. On February 1, 2005, this investment was converted into 47,457,356 shares of MyZipSoft, Inc. common stock. Additional advances were made to MyZipSoft after February 1, 2005, resulting in a balance due from MyZipSoft of $5,500. Additional advances of $10,000 were made into each of the following seven spin-offs of eCom; A Super Deal.com, Inc, Swap and Shop.net Corp, A Classified Ad, Inc, AAB National Company, Pro Card Corporation, USAS Digital Inc, and eSecureSoft Company. These related party transactions totaled $158,618 on February 28, 2005. The Company has received loans from various Officers and Directors. As of February 28, 2005, the company owes $187,555 to Barney Richmond and $17,244 to Richard Turner.

NOTE Q - RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; depreciation and accretion expense will be higher in the later years of an asset's life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company's operating results or financial positions.

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived assets. An impairment loss is recognized if the carrying amount of a long-lived asset group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that the carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized.
The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company's operating results or financial position.


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                    F-36

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2005

NOTE Q - RECENT ACCOUNTING PRONOUNCEMENTS(CONTINUED)

In April 2002, the FASB issued SFAS No. 145, "Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"("SFAS No. 145"). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company's financial position or results of operations.

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company's operating results or financial position.



Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre- SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS
No.142, intangible assets with definite useful lives will be amortized to their estimated residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.

NOTE R - PRO FORMA FINANCIAL STATEMENTS OF PENDING ACQUISITION

The Company has deposited funds in escrow for the purchase of Cosmopolitan Life Insurance Company, pending approval by the State of Arkansas Insurance Commissioner. The pro forma financial statements as of December 31, 2004 are stated below.

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                    F-37






AMERICAN CAPITAL HOLDINGS, INC. AND COSMOPOLITAN LIFE INSURANCE COMPANY PRO FORMA CONSOLIDATED BALANCE SHEET
   ASSETS                                          DECEMBER 31, 2004
       Current Assets
            Cash and Cash Equivalents                  $   1,962,164
            Accounts Receivable                              220,262
            Notes Receivable                                 405,353
            Loans Receivable Related Parties                 134,984
            Prepaid Expenses                                  84,376
            Other Current Assets                              16,567
                                                         ------------
                Total Current Assets                       2,823,706
                                                         ------------
       Property and Equipment, net                            52,839
                                                         ------------
       Other Assets
            Total Marketable Securities at Cost            2,277,126
            Deferred Tax Asset                               292,907
            Intangible Assets, net                         1,268,812
            Goodwill                                       8,209,071
            Security Deposit                                  33,490
                                                         ------------
                Total Other Assets                         12,081,406
                                                         ------------
   TOTAL ASSETS                                        $   14,957,951
                                                         ============
   LIABILITIES & STOCKHOLDERS' EQUITY
     Liabilities
            Current Liabilities
               Accounts Payable                        $      58,289
               Accrued Expenses                               19,347
               Other Current Liabilities                   1,496,365
               Shareholder Loans                             221,056
               Notes Payable                                 789,977
                                                         ------------
               Total Current Liabilities                   2,585,034
                                                         ------------
            Other Liabilities
              Prepaid Premiums, Reserves, and Deposits       163,458

               Total Other Liabilities                       163,458
                                                         ------------
        Total Liabilities                                  2,748,492
                                                         ------------
        Stockholders' Equity
            Common Stock $.0001 par value, 100 million
             shares authorized, 39,955,112 shares issued
             and outstanding                                   1,778
            Paid-in-Capital                               15,778,142
            Treasury Stock                                     8,317
            Accumulated Deficit                           -3,578,778
                                                        ------------
     Total Stockholders' Equity                           12,209,459
                                                        ------------
TOTAL LIABILITIES & STOCHHOLDERS' EQUITY               $  14,957,951
                                                        ============
                                     F-38
AMERICAN CAPITAL HOLDINGS, INC. AND COSMOPOLITAN LIFE INSURANCE COMPANY PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the 12 Months Ending
December 31, 2004



Premiums and Other Revenues
    Premiums and Annuity Considerations                     5,838,791
    Net Investment Income                                      24,157
    Net realized gains on investments
      and other                                               354,264
                                                           ----------
      Total premiums and other revenues                     6,217,212
                                                           ----------
Benefts and Other Expenses
    Policyholder Benefits                                   6,591,409
    General expenses                                        1,105,179
    Underwriting, acquisition, and insurance
      expenses                                                234,323
    Sales and Marketing                                        28,748
    Interest Expense                                           51,842
    Depreciation and amortization                              12,148
                                                           ----------
      Total benefits and expenses                           8,023,650
                                                           ----------
Loss before income taxes                                   (1,806,438)
Income taxes                                                      -
Current                                                           -
Deferred                                                      (85,191)
                                                           ----------
      Total Income Taxes                                      (85,191)
                                                           ----------
Other Comprehensive Loss                                   (2,386,991)
                                                           ----------
      Net Loss                                             (4,108,238)
                                                          ============
Basic and Diluted
  Net Loss Per Common Share                               $      (.26)
                                                          ============
Weighted Average Shares Outstanding                        15,723,903
                                                          ============

End of February 28, 2005 Financials

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Capital Holdings, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                     F-39
TABLE OF CONTENTS

                    Page

Prospectus Summary                   4
Risk Factors                         8              40,000,000 shares
Forward-Looking Statements           13                 Common Stock
Use of Proceeds                      13
Capitalization                       14
Dilution                             14
Plan of Operation                    16        AMERICAN CAPITAL HOLDINGS, INC.
Management                           24
Executive Compensation               27                 PROSPECTUS
Certain Relationships and
   Related Transactions              28
Principal Shareholders               28
Description of Securities            29               April 28, 2005
Plan of Distribution                 30
Where You Can Find More Information  31
Legal Matters                        32
Experts                              32
Financial Statements                 33 / F-1



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (a)     the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.
                                     72

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below are expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates depending upon how long the common stock is are offered and other factors:

       Securities and Exchange Commission registration fee    $  23,540
       Accounting fees and expenses                              50,000
       Blue Sky fees and expenses                                10,000
       Legal fees and expenses                                   65,000
       Printing expenses                                         15,000
       Miscellaneous                                              6,460
                                                           --------------
          TOTAL                                               $ 170,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In February 2004, the Company issued 13,226,147 shares of its common stock to American Capital Holdings, Inc. in connection with the Company's acquisition of certain assets from that company (See "Description of Business - Acquisition of American Capital Holdings"). Inasmuch as American Capital Holdings had access to comprehensive information about the Company, the shares were issued in reliance upon Section 4(2) of the Securities Act. A legend was placed on the certificates stating that the securities were not registered under the Securities Act and setting forth appropriate restrictions on their transfer or sale.


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)     Exhibits
Exhibit No.                    Descriptions

3.1 Articles of Incorporation of the Company, including amendments (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
3.2 Articles of Incorporation of the Company, including amendments (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
3.3  Bylaws of the Company (incorporated by reference to the Company's
     Form 10-SB filed May 24, 2004)
5.1 Form of Opinion of Redgrave & Rosenthal LLP with respect to legality of the Common Stock to be issued pursuant hereto (filed herewith)
10.1 Asset Purchase Agreement dated January 12, 2004, between the Registrant and American Capital holdings, Inc. (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
10.2 Letter Agreement dated December 30, 2003, between the Registrant and Spaulding Ventures, LLC (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
10.3 IS Direct acquisition agreement (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.4 Universe Life acquisition agreement (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
                                II-1
10.5 Lease Agreement between Gemini Property Management, LLC and the Company dated January 23, 2004. (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.6 Form of Outstanding Warrants (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.7  Agreement to acquire Cosmopolitan Life. (filed herewith)
10.8 Audited Financial Statements of Cosmopolitan Life Insurance Company. (incorporated by reference to the Company's Amended 10-QSB/A filed
      April 28, 2005)
21.1 Subsidiaries of the Registrant (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
23.1  Consent of Redgrave & Rosenthal LLP (included in Exhibit 5.1)
23.2  Consent of Wieseneck, Andres & Company, P.A. (filed herewith)
23.3 Independent Accountant's Awareness Letter from Wieseneck, Andres & Company, P.A. (filed herewith)


ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                                     II-2

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 2 to Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach Gardens, State of Florida, on April 28, 2005.



                            AMERICAN CAPITAL HOLDINGS, INC.


                         By:     /s/ Barnard A. Richmond
                                -------------------------
                                 Barnard A. Richmond
                                 Chief Executive Officer


                         By:     /s/ Richard C. Turner
                                -------------------------
                                 Richard C. Turner
                                 Chief Financial Officer







Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.





                                     II-3

  Signature               Title                               Date

                          Chairman of the Board, President,
                          Chief Executive Officer
 /s/ Barnard A. Richmond (Principal Executive Officer)      April 28, 2005
-----------------------
 Barnard A. Richmond

                          Director, Chief Financial Officer
/s/ Richard C. Turner    (Principal Accounting and Financial
-----------------------            Officer)                 April 28, 2005
 Richard C. Turner


/s/ Norman E. Taplin               Director                 April 28, 2005
----------------------
 Norman E. Taplin


/s/ Michael Camilleri              Director                 April 28, 2005
----------------------
 Michael Camilleri





                                     II-4